EXHIBIT 10.6

EXECUTION VERSION

CERTAIN INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE IT IS BOTH: (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Debrunner Koenig AG

Credit Agreement

Syndicated Loan

CHF 200,000,000

(with an increase option of CHF 50,000,000)

January 7, 2025

TABLE OF CONTENTS

Section Title Page

1.	Definitions	6
2.	The Credit Facility	13
2.1.	The Credit Facility	13
2.2.	The increase of the original Credit Facility	13
2.3.	The extension of the credit facility	14
2.4.	The Consortium	15
2.5.	Designation of the Agent	15
2.6.	Confirmation of Status as Qualifying Bank and as FATCA EXEMPT PARTY	15
3.	Purpose	15
4.	Utilization of the Credit Facility	15
4.1.	Drawdown and Extension Notice	16
4.2.	Forms of Utilization	16
4.3.	Utilization of Fixed Advances in EUR	16
4.4.	Currency fluctuations	16
4.5.	Participation of the Lenders	17
5.	Conditions for the use of the Credit Facility	17
5.1.	Conditions for the initial use	17
5.2.	Conditions for any further use and extension of a Fixed Advance	17
6.	Conditions	17
6.1.	Interest Rate	17
6.1.1	Interest rate for CHF fixed advances	17
6.1.2	Interest Rate for Fixed EUR Advances	17
6.2.	Interest margin	18
6.3.	Notification of interest rates	18
6.4.	Interest Convention	18
6.5.	Interest Due Dates / Debit Authorization	18
6.6.	Default interest margin	19
6.7.	Market Disruption	19
6.7.1	In relation to CHF Fixed Advances	19
6.7.2	In relation to EUR Fixed Advances	19
6.7.3	Consequences	19
6.8.	Minimum interest rate	20
7.	Commissions and Costs	20
7.1.	Commitment Fee	20
7.2.	Closing, Arranger and Agent fee	21
7.3.	Extension fee	21
7.4.	Costs and Processing Fee	21
8.	Repayment	21
8.1.	Time of repayment	21
8.2.	Repayment of Fixed Advances	21
8.3.	Mandatory early repayments	21
8.3.1	Refinancing	21
8.3.2	Change of Control	22
8.4.	Voluntary early repayments	22
8.5.	Early Cancellation	22
8.6.	Prepayment penalty	22
8.7.	Work Fee	23
9.	Payments	23
9.1.	Payment accounts	23

9.1.1	Payments by the Borrower and the Lenders	23
9.1.2	Payments by the Agent	23
9.2.	Due date on a bank holiday	23
9.3.	Application of partial payments to due claims	23
9.4.	Fulfillment of payment obligations by the Borrower	23
10.	Taxes / Increased costs	24
10.1.	Payments without deduction	24
10.2.	Compensation Payments	24
10.3.	Increased Costs	24
11.	Warranties	25
11.1.	Status / Authorization to Enter into a Contract	25
11.2.	Authorizations	25
11.3.	Authorization	25
11.4.	Legality and enforceability of contracts and the credit documents	25
11.5.	No breach of contracts, laws, etc.	25
11.6.	No further security	25
11.7.	No Litigation	26
11.8.	No Event of Default	26
11.9.	10 Non-Bank Rule / 20 Non-Bank Rule	26
11.10.	Accounting	26
11.11.	Accuracy and disclosure of information	26
11.12.	No dissolution, liquidation, etc.	26
11.13.	No Material Adverse Effect	26
11.14.	Insurance	26
11.15.	Proper conduct of business on market terms	26
11.16.	Not for use in restricted countries or for the benefit of restricted persons	27
11.17.	Equal Standing (Pari Passu Status)	27
11.18.	No Covid loans or Covid support	27
11.19.	No further loans or other debt obligations	27
11.20.	No restrictions regarding intercompany loans and dividends	27
11.21.	No Deductions	27
11.22.	FATCA Exempt Party	27
12.	Affirmative Covenants	27
12.1.	Maintenance of Business	27
12.2.	Authorizations	28
12.3.	Proper conduct of business on market terms	28
12.4.	Accounting regulations	28
12.5.	Insurance	28
12.6.	Equal Standing (Pari Passu Status)	28
12.7.	10-Non-Bank Rule / 20-Non-Bank Rule	28
12.8.	Compliance with regulations, decisions, orders, conditions and contracts	28
12.9.	Timely payment of taxes and social security contributions	29
12.10.	Initial utilization	29
13.	Negative undertakings	29
13.2.	Acquisitions and investments	29
13.3.	Granting of credit	29
13.4.	Additional Indebtedness	29
13.5.	Subordinated loans, reduction of share capital, purchase of own shares	30
13.6.	Change of legal and/or economic structure	30
13.7.	Disposal of fixed assets	30
13.8.	Use in countries subject to restrictions or for the benefit of persons subject to restrictions	30
13.9.	Changes to Accounting Principles, the Articles of Incorporation, and Organizational Regulations	30
13.10.	Restrictions regarding intercompany loans and dividends	30

14.	Information obligations of the BORROWER	30
14.1.	Annual reporting	30
14.2.	Semi-annual reporting	31
14.3.	Quarterly Reporting	31
14.4.	Budget	31
14.5.	Other Disclosure Obligations	31
15.	Mutual information obligations	32
16.	Compliance with Financial Ratios	32
16.1.	Financial ratios	32
16.2.	Equity Cure Right	32
17.	Events of Default	33
17.1.	Payment Default	33
17.2.	Non-compliance with financial ratios	33
17.3.	Breach of other obligations	33
17.4.	Cross-Default	33
17.5.	Breach of Warranties	33
17.6.	Insolvency, Moratorium, Bankruptcy	33
17.7.	Material Adverse Effect	33
17.8.	Invalidity or unenforceability of the Credit Documents	33
17.9.	Qualification of the Auditor	34
17.10.	Material Litigation	34
18.	Consequences of Default	34
18.1.	General	34
18.2.	Indemnification in Case of Default	34
19.	Right of set-off	34
20.	Syndicate provisions	34
20.1.	Applicability	34
20.2.	Lender proportions	35
20.3.	Obligations of the Lenders regarding Fixed Advances	35
20.4.	Mutual obligation to provide information	35
20.5.	Lead Management	35
20.5.1	Appointment and Authorization of the Agent	35
20.5.2	Administration of the Syndicated Loan	36
20.5.3	Payments by the Borrower	36
20.5.4	Sharing of payments among the LENDERS	36
20.5.5	Information duty of the AGENT	36
20.5.6	Compliance with loan purpose	37
20.5.7	Borrower Default	37
20.5.8	Compensation and Indemnification of the Agent	37
20.6.	Responsibility and Liability of the Agent	37
20.7.	Independent Credit Decision	38
20.8.	Decision-Making and Instructions	38
20.8.1	Manner of Decision-Making	38
20.8.2	Majority decisions	38
20.8.3	Unanimous decisions	39
20.8.4	Litigation	39
20.8.5	Instructions of the Lenders and Liability of the Agent	39
20.9.	Resignation and Replacement of the AGENT	40
21.	Sharing of payment	40
22.	Waiver of set-off	41
23.	Assignments, Changes of Parties	41
23.1.	No assignment of rights and obligations by the Borrower	41
23.2.	Assignment by the Lenders, changes in Lenders	41

23.2.1	Transfer of Rights and Obligations by Lenders	41
23.2.2	Subsequent Lender	41
23.2.3	Silent sub-participations and hedging transactions	42
23.2.4	Free transferability in the event of an event of default	42
23.2.5	Transfer in the event of a FATCA Deduction	42
23.2.6	Replacement of a Lender	42
24.	Partial Invalidity and Illegality	43
24.1.	Invalidity of Contractual Provisions	43
24.2.	Illegality of credit extension	43
25.	Partial or non-exercise of rights	44
26.	Release from bank customer confidentiality and other confidentiality obligations	44
27.	Notices	44
28.	Contract Amendments	45
29.	Governing Law and Jurisdiction	45
29.1.	Governing Law	45
29.2.	Place of Performance	45
29.3.	Place of jurisdiction	45
Group structure as at 10/31/2024		63
Significant group companies as of 10/31/2024		64

APPENDICES

1. Lenders and Quotas

2a. Notification of Withdrawal

2b. Extension Notice

3. Conditions for initial utilization of the credit facility

4. Compliance Certificate

5. Transfer Certificate

6. Calculation of Compounded SARON

7. Accession Letter

8. Group Structure

9. Material Group Companies

CREDIT AGREEMENT

between

Debrunner Koenig AG, Hinterlauben 8, 9004 St. Gallen

(hereinafter referred to as BORROWER)

on the one part

and

Zürcher Kantonalbank, Bahnhofstrasse 9, 8001 Zürich

as well as the banks respectively named in Appendix 1 to this CREDIT AGREEMENT as LENDERS

and

Zürcher Kantonalbank, Bahnhofstrasse 9, 8001 Zürich

as AGENT

on the other part

a CREDIT AGREEMENT is concluded on the following basis:

1. Definitions

In this CREDIT AGREEMENT, the following terms have the meanings set forth below:

10 – NON-BANK RULE

The rule applicable under current Swiss tax practice in accordance with the GUIDELINES, pursuant to which a debtor resident in Switzerland under this CREDIT AGREEMENT may not at any time have more than ten creditors (including the LENDER) that are not QUALIFYING BANKS.

20 – NON-BANK RULE

The rule applicable under current Swiss tax practice in accordance with the GUIDELINES, pursuant to which the total number of creditors (including LENDERS) of a debtor domiciled in Switzerland that are not QUALIFYING BANKS, with respect to all outstanding liabilities that are classified as (cash) bonds (including obligations under this CREDIT AGREEMENT and obligations between group companies—to the extent that these are not exempt under the Federal Council Ordinance on Withholding Tax (SR 642.211)), facilities, and/or private placements, must not exceed 20 at any time.

ADMINISTRATOR	SIX Index AG or a successor organization that, as the official benchmark administrator, manages and publishes the SARON.
ADMINISTRATOR SARON WEBSITE	The website (Swiss Reference Rates (SARON)) provided by SIX Group or a successor organization, on which, among other things, SARON is published.
AGENT	The Zurich Cantonal Bank and any successor appointed in accordance with the provisions of this CREDIT AGREEMENT.
COMPENSATION AMOUNT	has the meaning set out in Clause 21 of this CREDIT AGREEMENT.
BANKING BUSINESS DAY

Any day on which banks in the city of Zurich are open all day for normal business operations, provided that this term (i) must also be an RFR TRADING DAY in the context of the definition of COMPOUNDED SARON, and (ii) must also be a TARGET DAY in the context of the definition of EURIBOR.

BASE RATE	means (subject to the occurrence of a MARKET DISRUPTION EVENT): a) for usage in the form of FIXED ADVANCES in CHF from COMPOUNDED SARON; b) for loans in the form of fixed EUR advances based on EURIBOR.
BENEFICIARY LENDER	has the meaning set out in Clause 21 of this CREDIT AGREEMENT.
ACCESSION DEED	has the meaning set out in Clause 23.2.2 of this CREDIT AGREEMENT.
OBSERVATION PERIOD

A period that begins five RFR TRADING DAYS before the INTEREST PERIOD (including that day) and ends five RFR TRADING DAYS before the (scheduled or early) repayment of the relevant CHF FIXED ADVANCE (excluding that day).

TOTAL ASSETS

Total assets according to the consolidated financial statements of the GROUP in accordance with IFRS

./. Goodwill

./. OCI component from IAS 19

./. Shareholder loans granted

./. other loans to related parties outside the scope of consolidation.

CHF FIXED ADVANCE	is any FIXED ADVANCE in CHF.
COMPOUNDED SARON

means, in relation to a specific INTEREST PERIOD for a CHF FIXED ADVANCE, the SARON compounded daily in accordance with the calculation method set out in Appendix 6 (Calculation of COMPOUNDED SARON) for the corresponding OBSERVATION PERIOD.

EBITDA

Net income (or loss) plus taxes, net financial expenses, depreciation, and amortization (including goodwill impairments) as reported in the GROUP’s consolidated financial statements in accordance with IFRS, whereby the calculation of EBITDA is based on the prior period from January 1 to December 31 (twelve months).

EQUITY RATIO	EQUITY divided by the TOTAL ASSETS.

EQUITY CAPITAL

Equity as reported in the GROUP's consolidated financial statements in accordance with IFRS

+ SUBORDINATED SHAREHOLDER LOANS

./. Goodwill

./. OCI component from IAS 19

./. Shareholder loans granted

./. additional loans to related parties outside the scope of consolidation.

MATURITY DATE

is January 7, 2029, the day on which the entire outstanding CREDIT FACILITY plus interest, commissions, fees and costs under the CREDIT DOCUMENTS becomes due for repayment automatically at the latest, in each case subject to an extension in accordance with Clause 2.3 of this CREDIT AGREEMENT.

EQUITY CURE RIGHT	has the meaning ascribed to it in Clause 16.2 of this CREDIT AGREEMENT.
INCREASE AMOUNT	has the meaning ascribed to it in Clause 2.2 of this CREDIT AGREEMENT.
PERMITTED INDEBTEDNESS

are (i) DEBTS under the CREDIT FACILITY, (ii) pre-existing DEBTS of a newly acquired GROUP COMPANY for a period of six months following the completion of the relevant PERMITTED TRANSACTION, and (iii) additional DEBTS of GROUP COMPANIES in the aggregate amount of CHF 60,000,000, of which a maximum of CHF 30,000,000 may consist of DEBTS of GROUP COMPANIES other than the BORROWER.

PERMITTED TRANSACTIONS

are acquisitions, asset takeovers, mergers, quasi-mergers, or joint ventures (i) with a maximum transaction amount of CHF 80,000,000 (purchase price or investment amount (in each case including assumed debt) of the GROUP, less the ECONOMIC EQUITY used for these transactions and newly created in this context) aggregated over the entire term of the CREDIT AGREEMENT, (ii) within the GROUP, provided that (A) in the case of an investment by the BORROWER, the BORROWER is the surviving entity, and (B) in the case of an investment by one or more other SIGNIFICANT GROUP COMPANIES, if the BORROWER is not involved, a SIGNIFICANT GROUP COMPANY is the surviving entity, and (iii) others to which the MAJORITY LENDERS have given their express prior consent.

PERMITTED DISPOSALS

are (i) the sale of the real estate in Frenkendorf (parcels in the municipality of Frenkendorf: Cadastral Nos. 55 and 56, and parcels in the municipality of Liestal: Cadastral Nos. 172, 3027, 2996, 3241), (ii) disposals of fixed assets of a GROUP COMPANY, the proceeds of which are not reinvested within twelve months in equivalent assets of the GROUP, which cumulatively during a fiscal year do not exceed 10% of the book value of the GROUP’s property, plant, and equipment (based on the CONSOLIDATED FINANCIAL STATEMENTS of the immediately preceding fiscal year), (iii) disposals of fixed assets of a GROUP COMPANY, the proceeds of which are reinvested within twelve months in equivalent assets of the GROUP, and (iv) other disposals with the consent of the MAJORITY LENDERS.

REPLACEMENT LENDER	has the meaning set forth in Clause 23.2.6 of this CREDIT AGREEMENT.
EUR FIXED ADVANCE	is each FIXED ADVANCE in EUR.
EURIBOR	Euro Interbank Offered Rate, the rate per annum, applied by the AGENT under this CREDIT AGREEMENT for FIXED EUR ADVANCES in EUR and which (i) corresponds to the rate quoted at 11:00 a.m. Brussels local time on the second BANKING DAY prior to a drawdown or renewal date of the relevant FIXED EUR ADVANCE on the Reuters “EURIBOR” screen - or on any substitute screen - for monthly amounts in EUR for the relevant INTEREST PERIOD (“Screen Rate”), or (ii) if no rate is available for the relevant INTEREST PERIOD, but rates for shorter and longer maturities are displayed on the Screen Rate, the rate determined by the AGENT by interpolation between the rate for the next shorter and the rate for the next longer available maturity.

FATCA

The Foreign Account Tax Compliance Act pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as well as all implementing legislation, regulations, and guidelines, including agreements between Switzerland and the United States regarding cooperation to facilitate the implementation of FATCA.

FATCA DEDUCTION	A deduction or withholding from a payment under a CREDIT DOCUMENT due to FATCA.
FATCA EXEMPT PARTY	PARTY entitled to receive payments without FATCA DEDUCTION.
DEFAULTING LENDER

Is a LENDER which

(a) failed to provide his QUOTA in a requested FIXED ADVANCE in a timely manner (or informed the AGENT that he would not provide his QUOTA); or

(b) with respect to which an event within the meaning of Clause 17.6 has occurred,

unless, with respect to (a), (A) the non-payment is due to (i) an administrative or technical problem on the part of the LENDER in question or to (ii) technical problems with payment systems in general, and the payment is made within 5 (five) BANKING DAYS after the due date of the outstanding amount, or (B) the LENDER in question disputes, in good faith, that it is obligated to provide the QUOTA.

FIXED ADVANCE PAYMENT	A loan amount with a fixed term paid or to be paid by the LENDERS under the CREDIT FACILITY in accordance with Clause 4.2 of this CREDIT AGREEMENT.
GEARING	NET DEBT divided by EQUITY.
INCREASED COSTS	has the meaning set forth in Clause 10.3 of this CREDIT AGREEMENT.
GROUP	The BORROWER and all companies that, in accordance with IFRS, are included in the BORROWER’s scope of consolidation at any given time.
GROUP COMPANY

The BORROWER and any current or future entity in which the BORROWER holds a direct or indirect interest and which the BORROWER is required to fully consolidate when preparing its consolidated financial statements in accordance with IFRS.

IFRS

The international financial reporting standards for companies (International Financial Reporting Standards) established by the International Accounting Standards Board, in the EU-IFRS version in effect and mandatorily applicable as of the date of execution of this CREDIT AGREEMENT, whereby the BORROWER - subject to the obligations set forth in Clause 12.4 of this CREDIT AGREEMENT - is entitled, notwithstanding the foregoing, to apply, as an alternative, the IFRS rules applicable at the time the relevant financial statements are prepared.
COMMISSION AGREEMENT

means any agreement pursuant to Clause 7 of this CREDIT AGREEMENT, as well as any further agreement between the BORROWER and the AGENT regarding fees and/or commissions in connection with the CREDIT DOCUMENTS.

CONSOLIDATED FINANCIAL STATEMENTS

The Group’s consolidated balance sheet, consolidated statement of comprehensive income, consolidated statement of cash flows, and consolidated statement of changes in equity in accordance with IFRS, including notes prepared in accordance with previous practice or in a manner consistent with the Group’s consolidated 2023 annual report.

CHANGE OF CONTROL	is the occurrence of an event that results in Klöckner & Co SE holding, directly or indirectly, less than 50% of the equity or voting rights in the BORROWER.
CREDIT DOCUMENTS

include the CREDIT AGREEMENT, any COMMISSION AGREEMENT, the Mandate Letter with the Agent, and any document or agreement designated as a loan document by the AGENT and the BORROWER, whether now or in the future.

LENDER

The banks named in Schedule 1 (Lenders and Commitments) of this CREDIT AGREEMENT, their universal successors, any TRANSFEREE to whom rights and obligations have been assigned or transferred in accordance with the provisions of Clause 23.2 of this CREDIT AGREEMENT, as well as any LENDER acceding in accordance with Clause 23.2.2, in any case provided that the respective lender has not ceased to be a party to this CREDIT AGREEMENT under the provisions of this CREDIT AGREEMENT.

BORROWER	Debrunner Koenig AG, Hinterlauben 8, 9004 St. Gallen, company number CHE-100.149.594.
CREDIT FACILITY

The credit facility of originally CHF 200,000,000 or, following an increase in accordance with Clause 2.2, a maximum of CHF 250,000,000, which the LENDERS grant to the BORROWER under this CREDIT AGREEMENT.

CREDIT AGREEMENT	This CREDIT AGREEMENT regarding the CREDIT FACILITY, including all appendices.
MARKET DISRUPTION EVENT	has the meaning set forth in Clause 6.7 of this CREDIT AGREEMENT.
MATERIAL ADVERSE EFFECT

One or more events that have a material adverse effect on:

a) the BORROWER's ability to satisfy the LENDERS' and/or the AGENT's claims for payment under the LOAN DOCUMENTS,

b) the business operations, financial position, or financial or earnings situation of the BORROWER or the GROUP in general, or

c) the validity or enforceability of the LENDERS’ and/or the AGENT’s rights under the LOAN DOCUMENTS.

MAJORITY LENDERS

LENDERS whose SHARES together account for 66 2/3% of the CREDIT FACILITY, provided that, in the event of termination of this CREDIT AGREEMENT, the SHARES immediately prior to termination shall be determinative.

NET DEBT

All LIABILITIES (excluding duplicates) less liquid assets (e.g., cash on hand, bank balances, short-term money market investments, and time deposits) as reported in the GROUP’s consolidated financial statements in accordance with IFRS.

NET DEBT RATIO	NET DEBT divided by EBITDA.

PARTY(IES)	The BORROWER, the LENDERS, and the AGENT collectively, or, depending on the context, one or more of the aforementioned parties.
QUALIFYING BANK

A bank as defined by the Swiss Federal Act on Banks and Savings Banks, or a bank that actually conducts banking business as its principal activity on its own premises and with its own staff, and that is recognized as a bank under the supervisory laws of the country where it has its registered office (or, if it operates through a branch, under the supervisory laws of the location of the branch), all in accordance with the GUIDELINES.

QUOTE	The monetary as well as percentage participation of each LENDER in the CREDIT FACILITY as per Appendix 1 (Lenders and Quotas).
REPEATING WARRANTIES	Means the warranties according to Clause 11.1, Clause 11.3 to 11.6, Clause 11.10, the second paragraph of Section 11.11, Clause 11.16 and Clause 11.18 to 11.22.
SANCTIONED COUNTRY

All countries and regions that are subject, from time to time, to sanctions and/or trade embargoes imposed or administered by a SANCTIONS AUTHORITY; currently, these include Cuba, Iran, North Korea, Syria, and the Crimea, as well as the parts of the Ukrainian oblasts of Donetsk, Luhansk, Zaporizhzhia, and Kherson that are not under the control of the Ukrainian government.

SANCTIONED PERSON

A natural person, a legal entity, or any other party, including but not limited to official or de facto governments, institutions, or authorities, that (a) is domiciled, resident, established, or registered in a RESTRICTED COUNTRY, or (b) is subject to sanctions imposed or administered by a SANCTIONS AUTHORITY, or (c) is controlled or held by, or is owned or possessed by, a natural or legal person or any other party referred to in paragraph (a) or (b) above (wherein, with respect to the terms “ownership” and “control,” the interpretation of such terms under the respective sanctions regime shall prevail).

RFR TRADING DAY	A day on which SARON is expected to be published on the ADMINISTRATOR SARON WEBSITE in accordance with general information (trading and currency calendars) or is otherwise available.
GUIDELINES

Refers collectively to the information sheet “Withholding Tax on Interest on Bank Deposits Whose Creditors Are Banks (Interbank Deposits)” dated September 22, 1986 (S-02.123), Circular No. 34 “Customer Deposits” dated July 26, 2011, the information sheet “Money Market Instruments and Book Claims of Domestic Debtors” dated April 1999 (S-02.130.1), Circular No. 15 “Bonds and Derivative Financial Instruments as Subjects of Direct Federal Tax, Withholding Tax, and Stamp Duties” dated October 3, 2017, Circular No. 46 “Tax Treatment of Syndicated Loans, Promissory Note Loans, bills of exchange, and sub-participations“ dated July 24, 2019, and Circular No. 47 ‘Bonds’ dated July 25, 2019, as well as the information sheet ”Tax Treatment of Syndicated Loans, Promissory Note Loans, bills of exchange, and sub-participations" dated January 2020, in the respective versions issued, in force, amended, or replaced by the Federal Tax Administration.

SANCTIONS AUTHORITY

Any agency of the United Nations, Switzerland (in particular the Federal Department of Foreign Affairs (FDFA) and the State Secretariat for Economic Affairs (SECO)), the European Union, the United States of America (in particular the Office of Foreign Assets Control (OFAC)), and the United Kingdom (in particular the Office of Financial Sanctions Implementation of HM Treasury), which impose and/or administer sanctions and embargoes.
SARON

The Swiss Average Rate Overnight, a daily overnight interest rate published by the ADMINISTRATOR at approximately 6:00 p.m. (CET or CEST) on the ADMINISTRATOR SARON WEBSITE, which is based on completed transactions and binding quotes (bid and ask prices) in the secured Swiss money market, and, if the ADMINISTRATOR does not publish a corresponding overnight rate on a given day, the overnight rate last published by the ADMINISTRATOR at approximately 6:00 p.m. (CET or CEST) on the ADMINISTRATOR SARON WEBSITE.

FINANCIAL INDEBTEDNESS

The financial liabilities reported (without double or multiple counting) in the GROUP’s consolidated financial statements in accordance with IFRS, less SUBORDINATED SHAREHOLDER LOANS, in particular

- transactions under credit or loan agreements (including precious metal loans);

- bonds, notes, and similar instruments (privately and publicly placed);

- pension fund loans;

- shareholder loans, excluding SUBORDINATED SHAREHOLDER LOANS;

- lease liabilities;

- liabilities arising from sureties, guarantees, indemnities, joint and several liability, letters of credit, and other similar obligations.

SECURITY

means, regardless of whether it is established under Swiss or foreign law, a mortgage, a pledge of movable property, an assignment for security, a transfer of ownership for security, a retention of title, or any other security interest in rem or security enforceable against third parties.

SUBORDINATED SHAREHOLDER LOANS

are loans to the BORROWER from its direct or indirect shareholders, which (either in the form of a subordination agreement or by means of a subordination clause pursuant to Art. 725b Para. 4 OR (Obligationenrecht [Law of Obligations]), each of which permits the conversion of the loan into the company’s equity) are subordinated to the BORROWER’s obligations under the LOAN DOCUMENTS to the satisfaction of the LENDERS.

TARGET	is the “Target-European Automated Real-time Gross Settlement Express Transfer” payment system.
TARGET DAY	is a day on which TARGET is available for processing payments in EUR.
ASSIGNEE	has the meaning ascribed to it in Clause 23.2 of this CREDIT AGREEMENT.
DEED OF TRANSFER	has the meaning ascribed to it in Clause 23.2 of this CREDIT AGREEMENT.
US TAX OBLIGOR	a person who is treated as a resident of the US for tax purposes or whose payments under the CREDIT DOCUMENTS are from sources within the US for US tax purposes.
EVENT OF DEFAULT

has the meaning set out in Clause 17 of this CREDIT AGREEMENT. "Prospective" is an EVENT OF DEFAULT if an event in accordance with Clause 17 has occurred, but the agreed cure periods have not yet expired. A EVENT OF DEFAULT remains “ongoing” or “in effect” until the LENDERS have issued a waiver in this regard.

EXCHANGE RATE

is the spot rate for the purchase or sale of the relevant currency against the CHF, as generally offered by the AGENT at approximately 11:00 a.m. Zurich local time on the day on which the AGENT is required to perform a currency conversion pursuant to this CREDIT AGREEMENT.

COMCO PROCEEDING

The investigation by the Competition Commission (WEKO), which, according to a press release dated November 8, 2023, it launched against three steel trading companies (Arthur Weber AG, Debrunner Acifer Bewehrungen AG, and Spaeter AG) based on evidence suggesting that, since 2021, the sale of reinforcing steel has been tied to the simultaneous purchase of spacer cages, and that the companies hold a joint dominant market position and have engaged in abusive conduct within the meaning of the Cartel Act.

MATERIAL GROUP COMPANY

The BORROWER and any other GROUP COMPANY that accounts for more than 10% of the GROUP’s net revenue and/or more than 10% of the GROUP’s EBITDA, and/or more than 10% of the GROUP’s total assets under IFRS; at the time of signing this CREDIT AGREEMENT, these are the GROUP COMPANIES listed in Appendix 9 (Significant Group Companies).

If all MATERIAL GROUP COMPANIES collectively account for less than 75% of the GROUP’s net proceeds, and/or less than 75% of the GROUP’s EBITDA and/or less than 75% of the GROUP’s total assets under IFRS, the BORROWER shall designate additional group companies as MATERIAL GROUP COMPANIES, so that all SIGNIFICANT GROUP COMPANIES together account for at least 75% of the GROUP’s net revenue, at least 75% of the GROUP’s EBITDA, and at least 75% of the GROUP’s total assets under IFRS.

ECONOMIC EQUITY	is the BORROWER's reported equity as well as SUBORDINATED SHAREHOLDER LOANS.
INTEREST PERIOD

means, in relation to a FIXED ADVANCE, the term selected for the respective FIXED ADVANCE in accordance with Clause 4.2 of this CREDIT AGREEMENT and the corresponding drawdown notice or renewal notice. For the calculation of the COMPOUNDED SARON in the case of a CHF FIXED ADVANCE, the INTEREST PERIOD ends on the date of early repayment (with respect to the relevant amount repaid early) and is shortened accordingly.

LENDER TO BE REPLACED	has the meaning set forth in Clause 23.2.6 of this CREDIT AGREEMENT.

2. The Credit Facility

2.1. The Credit Facility

The LENDERS grant the BORROWER a CREDIT FACILITY of a maximum of CHF 200,000,000 in accordance with this CREDIT AGREEMENT, subject to an increase of CHF 50,000,000 in accordance with Clause 2.2 of this CREDIT AGREEMENT.

2.2. The increase of the original Credit Facility

The BORROWER has the right to request, on a one-time basis, an increase in the original CREDIT FACILITY of CHF 200,000,000 by an amount not exceeding CHF 50,000,000, provided that:

a) a written request for an increase, specifying the desired amount of the increase, up to a maximum of CHF 50,000,000 ("INCREASE AMOUNT") is received by the AGENT no later than six months before the MATURITY DATE; and

b) the AGENT has received a copy of the BORROWER’s legally valid resolution of the board of directors authorizing the increase in the CREDIT FACILITY; and

c) the BORROWER accurately confirms to the AGENT that there is no EVENT OF DEFAULT, nor is one imminent, and that the exercise of the increase option will not trigger an EVENT OF DEFAULT.

The AGENT will serve this request for an increase on the LENDERS, who, in proportion to their SHARE, have the right (but not the obligation) to participate in the INCREASE AMOUNT as LENDERS.

If not all LENDERS participate in the INCREASE AMOUNT in proportion to their QUOTA within a period of 20 BANKING DAYS from the date of notification by the AGENT in accordance with the preceding paragraph, the LENDERS participating in the INCREASE AMOUNT shall have the right (but not the obligation) to subscribe to the QUOTAS outstanding from the LENDERS who do not participate in the INCREASE AMOUNT. To this end, the AGENT sets a deadline of 5 BANKING DAYS for these LENDERS.

Within 30 BANKING DAYS of receiving the request for an increase, the AGENT shall notify the BORROWER of the participation of the existing LENDERS and their respective shares of the INCREASE AMOUNT.

If the existing LENDERS do not subscribe to the entire INCREASE AMOUNT, the BORROWER has the right, within 20 BANKING DAYS of receiving notice in accordance with the preceding paragraph, to provide the AGENT with legally valid, signed ACCESSION DEEDS from additional QUALIFYING BANKS that are prepared to become LENDERS in accordance with the provisions of Clause 23.2.2 of this CREDIT AGREEMENT.

The INCREASE AMOUNT subscribed by the existing LENDERS and the joining LENDERS may not exceed the INCREASE AMOUNT and may only be claimed by the BORROWER after the BORROWER has paid the increase commission agreed upon with the LENDERS and the AGENT at the time the increase was requested and after the AGENT has signed any ACCESSION DEEDS.

The increase of the original CREDIT FACILITY in accordance with this Clause 2.2 shall be effective even if the entire INCREASE AMOUNT has not been subscribed.

The AGENT adjusts the SHARES of all LENDERS to reflect the increased CREDIT FACILITY and provides them to the BORROWER and all LENDERS in the form of Appendix 1 (Lenders and Shares).

2.3. The extension of the credit facility

The BORROWER has the right to request an extension of the MATURITY DATE up to a maximum of two times, to January 7, 2030, or to January 7, 2031, at the latest, provided that:

a) the written request to extend the MATURITY by one year at a time must be received by the AGENT between January 7, 2026, and January 7, 2027 (regarding an extension through January 7, 2030) or between January 7, 2027, and January 7, 2028 (for an extension through January 7, 2031); and

b) the BORROWER accurately confirms to the AGENT in its respective written request for an extension that there is no EVENT OF DEFAULT, nor is one imminent, and that exercising the extension option will not trigger an EVENT OF DEFAULT.

If, between January 7, 2026, and January 7, 2027, (regarding an extension until January 7, 2030) no extension request has been submitted, the BORROWER may nevertheless, between January 7, 2027, and January 7, 2028, request a one-time extension of one year until January 7, 2030, or of two years until January 7, 2031.

Individual LENDERS are not required to participate in an extension. The failure of a LENDER to respond to the AGENT shall not be deemed to constitute the LENDER’s approval of the extension request.

The AGENT shall notify the BORROWER and the LENDERS of the outcome of each extension within 20 BANKING DAYS of the AGENT’s receipt of the respective extension request.

If not all LENDERS agree to an extension, the entire outstanding CREDIT LINE, plus interest, commissions, fees, and costs, becomes due upon the occurrence of the respective original (non-extended) MATURITY, unless the MAJORITY OF LENDERS have agreed to the extension and the BORROWER compensates the non-consenting LENDER(S) within 20 BANKING DAYS of the AGENT’s notification of the result to the BORROWER, in accordance with the provisions of Clause 23.2.6 with one or more existing or new LENDERS who assume the LENDER’s SHARE and consent to the extension, thereby ensuring that the extension is ultimately granted.

2.4. The Consortium

The LENDERS shall form a consortium for the purpose of jointly granting the BORROWER the FIXED ADVANCES set forth in Clause 4 of this CREDIT AGREEMENT in accordance with the respective SHARES they have assumed, to centrally hold, manage, and, if necessary, realize any SECURITY to be provided in accordance with the LOAN DOCUMENTS through the AGENT, and to jointly bear the credit risk.

The term of the consortium is limited and begins upon the signing of this CREDIT AGREEMENT by all PARTIES. The consortium shall continue to exist for as long as any claims (conditional or unconditional) of the LENDERS or the AGENT arising from the LOAN DOCUMENTS remain outstanding. During the term of the consortium, ordinary termination by a LENDER is generally prohibited. A withdrawal of a LENDER may only take place in accordance with the provisions of Clause 23.2 of this CREDIT AGREEMENT. A withdrawal of a LENDER from the consortium relationship shall then take place in the event of the expiry of the obligations of the relevant LENDER in accordance with Clause 23.2.5 and Clause 24.2 of this CREDIT AGREEMENT. If a LENDER withdraws from the syndicated loan arrangement, the syndicate shall continue with the remaining LENDERS.

The LENDERS are neither joint creditors nor jointly and severally liable creditors of the BORROWER, nor do they constitute a community of creditors. The rights to which the LENDERS are entitled vis-à-vis the BORROWER by virtue of the granting of the CREDIT FACILITY are held individually and not jointly. Each LENDER may individually assign or transfer the rights and obligations to which it is entitled vis-à-vis the BORROWER in accordance with Clause 23.2 of this CREDIT AGREEMENT. Each LENDER is liable only to the extent of the SHARE it has assumed. Joint and several liability of the LENDERS for the obligations of other LENDERS is expressly excluded. A breach of a contractual obligation by one of the LENDERS shall not affect the obligations of the other LENDERS or any other party. No LENDER may be held responsible or liable for the obligations of another LENDER.

The LENDERS shall participate in the CREDIT FACILITY in accordance with the SHARES set forth in Appendix 1 (Lenders and Shares) of this CREDIT AGREEMENT. If the QUOTAS of the LENDERS change, Appendix 1 (Lenders and Quotas) of this CREDIT AGREEMENT will be continuously adjusted by the AGENT to reflect the then-current circumstances.

2.5. Designation of the Agent

The LENDERS designate and authorize Zürcher Kantonalbank as their sole representative (AGENT) for the administration of this CREDIT AGREEMENT in accordance with the provisions of Clause 20 of this CREDIT AGREEMENT. However, the AGENT is not liable for the proper performance of this CREDIT AGREEMENT by the LENDER or the BORROWER.

For its part, the BORROWER is entitled and obligated to direct all communications to the LENDERS in connection with this CREDIT AGREEMENT exclusively to the AGENT, who is the BORROWER’s sole point of contact for this purpose.

2.6. Confirmation of Status as Qualifying Bank and as FATCA EXEMPT PARTY

Each LENDER hereby confirms (i) that it is a QUALIFYING BANK and (ii) that it qualifies as a FATCA EXEMPT PARTY.

3. Purpose

This CREDIT FACILITY is intended to be used by the BORROWER to finance the GROUP’s general corporate purposes (including the refinancing of existing financial obligations) and PERMITTED TRANSACTIONS.

The AGENT and the LENDERS are not obligated to verify that the CREDIT LINE is being used in accordance with the terms of the agreement.

4. Utilization of the Credit Facility

4.1. Drawdown and Extension Notice

Subject to the fulfillment of the conditions set forth in Clause 5 of this CREDIT AGREEMENT, the BORROWER is entitled to draw down the currently available amount of the CREDIT FACILITY from the AGENT by submitting the appropriate drawdown or extension notice in accordance with Appendix 2a (Drawdown Notice) or Appendix 2b (Extension Notice), to draw down or extend the currently available portion of the CREDIT LINE. These must be signed by persons authorized to sign on behalf of the BORROWER who are listed in the Commercial Register, or by persons authorized by the BORROWER to act on its behalf vis-à-vis the AGENT. The submission must be made by mail or as a PDF (sent via email).

The AGENT shall notify the LENDERS and the BORROWER of compliance with the conditions set forth in Appendix 3 (Conditions for the Initial Use of the Credit Line) of this CREDIT AGREEMENT (an email is sufficient).

A drawdown or rollover notice is irrevocable. The BORROWER is obligated to draw or extend the relevant FIXED ADVANCE in accordance with its notice.

If, after the AGENT receives a call or extension notice, the corresponding use or extension does not take place for any reason (provided such reason is not attributable to any fault on the part of a LENDER or the AGENT), the BORROWER agrees to pay the AGENT, on behalf of the LENDERS, compensation sufficient to reimburse the LENDERS for any costs or losses they have incurred as a result of raising the corresponding funds for refinancing. These costs and losses are payable immediately upon the AGENT's request. A LENDER claiming such compensation is obligated, at the BORROWER’s request, to provide a written and substantiated account of the costs incurred or the loss suffered (subject to any restrictions, in particular those arising from statutory provisions, confidentiality agreements, and the disclosure of any trade secrets).

4.2. Forms of Utilization

The CREDIT LINE is drawn down in the form of FIXED ADVANCES in CHF or - up to a maximum amount of EUR 50,000,000 - in EUR, with terms (INTEREST PERIODS) of 1 or 3 full months. The minimum amount per FIXED ADVANCE is CHF 5,000,000 or EUR 5,000,000, and in the case of a higher partial amount, a multiple of CHF 1,000,000 or EUR 1,000,000. A maximum of ten FIXED ADVANCES may be outstanding within the CREDIT FACILITY at any given time.

No FIXED ADVANCE PAYMENT may have a term (INTEREST PERIOD) that extends beyond the MATURITY DATE.

A call or extension notice must be received by the AGENT no later than 11:00 a.m. Zurich local time on the third BANKING DAY prior to the desired call or extension date, in accordance with Appendix 2a (Call Notice) or Appendix 2b (Extension Notice), whereby the first call notice must be received no later than three BANKING DAYS in advance.

The AGENT sets the interest rate for the applicable term (INTEREST PERIOD) with respect to CHF FIXED ADVANCES after the end of the relevant OBSERVATION PERIOD, and with respect to EUR FIXED ADVANCES two BANKING DAYS prior to the drawdown or renewal date.

4.3. Utilization of Fixed Advances in EUR

If the BORROWER requests a FIXED ADVANCE in EUR in a call or extension notice, the AGENT shall determine the CHF amount corresponding to the relevant EUR amount on the second BANKING DAY prior to the call or extension date and shall notify the BORROWER and each LENDER of the corresponding EXCHANGE RATE. However, if the FIXED ADVANCE requested in EUR (converted to CHF) exceeds the portion of the CREDIT LINE still available at the time in question, the AGENT shall reject the drawdown or extension notice upon determining that the limit has been exceeded; however, the BORROWER remains free to submit a new drawdown or extension notice at any time for a reduced amount in EUR or CHF, subject to the provisions of this CREDIT AGREEMENT.

4.4. Currency fluctuations

The EXCHANGE RATE is used to determine the extent to which the CREDIT LINE is utilized. If, as a result of drawdowns and currency fluctuations, the CREDIT LINE, at the time of review by the AGENT as of March 31, June 30, September 30, and December 31 of each year exceed CHF 2,500,000, the LENDERS (acting through the AGENT) shall have the right to demand that either (notwithstanding the terms of the FIXED ADVANCES drawn down and their MATURITY DATES) the relevant FIXED ADVANCES be reduced through immediate repayment so that the CREDIT FACILITY is once again complied with, or that the amount in CHF exceeding the CREDIT FACILITY be deposited into a separate account of the BORROWER to be newly opened with the AGENT within five BANKING DAYS of notification by the AGENT. All amounts deposited into this account are hereby pledged in favor of the LENDERS, within the meaning of Art. 900 et seq. of the Swiss Civil Code, as security for the BORROWER’s obligations under the LOAN DOCUMENTS.

4.5. Participation of the Lenders

Each LENDER participates in each FIXED ADVANCE in accordance with its QUOTA set forth in the then-current Appendix 1 (Lenders and Quotas).

5. Conditions for the use of the Credit Facility

5.1. Conditions for the initial use

The initial use of the CREDIT FACILITY and the LENDERS’ obligations under this CREDIT AGREEMENT are contingent upon full compliance with the terms and conditions set forth in Appendix 3 (Terms and Conditions for the Initial Use of the Credit Facility). The conditions shall be deemed to have been met (i) if the AGENT has received, to its satisfaction, the documents listed in Appendix 3 (Conditions for the Initial Use of the Credit Line) or has expressly waived such documents, or (ii) if the non-documentary requirements listed in Appendix 3 (Conditions for the Initial Use of the Credit Line) have been met to the AGENT’s satisfaction or the AGENT has expressly waived them.

5.2. Conditions for any further use and extension of a Fixed Advance

a) The representations and warranties set forth in Clause 11 of this CREDIT AGREEMENT are true and accurate, and in the event of a notice of extension, no EVENT OF DEFAULT has occurred or is continuing; or, in the event of a notice of drawdown, no EVENT OF DEFAULT is imminent or has occurred and is continuing, and the drawdown does not trigger an EVENT OF DEFAULT;

b) No MATERIAL ADVERSE EFFECT has occurred; and

c) A validly signed drawdown or extension notice pursuant to Appendix 2a (Drawdown Notice) or Appendix 2b (Extension Notice) is available.

6. Conditions

6.1. Interest Rate

6.1.1 Interest rate for CHF fixed advances

The CHF FIXED ADVANCES drawn under the CREDIT FACILITY shall bear interest from the date of drawdown or renewal throughout the entire respective INTEREST PERIOD at an interest rate equal to the annual percentage rate resulting from the sum of the following components:

a) the applicable BASE INTEREST RATE or, in the event of a MARKET DISRUPTION as defined in Clause 6.7.1 of this CREDIT AGREEMENT, the alternative base interest rate applicable pursuant to Clause 6.7.3 of this CREDIT AGREEMENT, but in all cases at least 0% p.a.; and

b) Interest margin pursuant to Clause 6.2 of this CREDIT AGREEMENT.

6.1.2 Interest Rate for Fixed EUR Advances

The FIXED ADVANCES in EUR used under the CREDIT FACILITY shall bear interest from the date of drawdown or renewal throughout the entire respective INTEREST PERIOD at an interest rate equal to the annual percentage rate resulting from the sum of the following components:

a) the applicable BASE INTEREST RATE or, in the event of a MARKET DISRUPTION as defined in Clause 6.7.2 of this CREDIT AGREEMENT, the substitute base interest rate applicable pursuant to Clause 6.7.3 of this CREDIT AGREEMENT; in all cases, however, at least 0% p.a.; and

b) Interest margin pursuant to Clause 6.2 of this CREDIT AGREEMENT.

6.2. Interest margin

The applicable interest margin is calculated according to the following pricing grid, based on the GROUP'S NET DEBT RATIO:

NET DEBT RATIO	Applicable interest margin
≥ 4.0x	3.30% p.a.
≥ 3.5 to < 4.0x	2.80% p.a.
≥ 3.0 to < 3.5x	2.30 % p.a.
≥ 2.5 to < 3.0x	1.80% p.a.
≥ 2.0 to < 2.5x	1.45% p.a.
≥ 1.5 to < 2.0x	1.15% p.a.
≥ 1.0 to < 1.5x	0.95% p.a.
< 1.0x	0.80% p.a.

The initial interest margin is 1.15% p.a..

The NET DEBT FACTOR, which is relevant for determining the interest margin, will be measured for the first time upon receipt of the Compliance Certificate (Annex 4) as of December 31, 2024, and thereafter annually upon receipt of the Compliance Certificate to be submitted as of December 31 of each year, subject to Clause 12.4 of this CREDIT AGREEMENT. The interest margin for new FIXED ADVANCES is set or adjusted ten BANKING DAYS after receipt of the Compliance Certificate, which must be submitted by December 31; in determining the applicable interest margin for new (or extended) FIXED ADVANCES, the start of their INTEREST PERIOD is relevant.

6.3. Notification of interest rates

The interest rate will be communicated to the BORROWER and the LENDERS, respectively, by the AGENT:

a) with respect to CHF FIXED ADVANCES, as soon as possible after the end of the OBSERVATION PERIOD for the respective CHF FIXED ADVANCE; or

b) in respect of EUR FIXED ADVANCES, communicated at the latest on the drawdown or rollover date.

6.4. Interest Convention

For all interest calculations, for the commitment fee pursuant to Clause 7.1 of this CREDIT AGREEMENT, for the prepayment penalty pursuant to Clause 8.6 of this CREDIT AGREEMENT, and for the default interest margin pursuant to Clause 6.6 of this CREDIT AGREEMENT, the international interest rate convention (actual/360 days) shall apply; that is, the duration of an INTEREST PERIOD is calculated based on the exact number of calendar days in the INTEREST PERIOD, divided by 360.

6.5. Interest Due Dates / Debit Authorization

Interest on FIXED ADVANCES is payable at the end of the respective INTEREST PERIOD.

Should any INTEREST PERIOD not end on a BANKING BUSINESS DAY, then Clause 9.2 of this CREDIT AGREEMENT shall apply.

The BORROWER hereby instructs the AGENT to remit interest, commissions, fees, costs, principal amounts due, etc., as provided in the LOAN DOCUMENTS, to account no. [***] (CHF) or account no. [***] (EUR), respectively, each in the name of the BORROWER or another account of the BORROWER held with the AGENT as agreed upon with the AGENT. The BORROWER shall ensure that there are sufficient funds available in the relevant accounts on the applicable due dates.

6.6. Default interest margin

In the event of a DEFAULT under this CREDIT AGREEMENT, the interest margin or interest rate on all FIXED ADVANCES shall automatically increase by 2.00% (200 basis points) per annum from the date of the DEFAULT until such DEFAULT is remedied or cured.

If the BORROWER defaults on repayment of a FIXED ADVANCE, the principal amount affected by such default shall be treated, from the date of default until its full repayment, as a FIXED ADVANCE with (if applicable) consecutive INTEREST PERIODS of one month each; that is, an interest rate shall apply during the period of default that consists of the BASE INTEREST RATE applicable to one-month FIXED ADVANCES, plus the interest margin specified in Clause 6.2 of this CREDIT AGREEMENT, plus the above-mentioned default interest margin of 2.00% p.a., whereby the entire overdue amount remains immediately payable and due for the entire duration of the default (and is therefore not deferred).

6.7. Market Disruption

6.7.1 In relation to CHF Fixed Advances

Each of the following events constitutes a “MARKET DISRUPTION EVENT” under this CREDIT AGREEMENT:

a) the COMPOUNDED SARON cannot be calculated on the ADMINISTRATOR SARON WEBSITE for an RFR TRADING DAY due to the temporary unavailability of the SARON; or

b) the AGENT receives, by two BANKING DAYS after the expiry of the relevant OBSERVATION PERIOD notifications from at least two LENDERS, whose share in the relevant CHF FIXED ADVANCE amounts to more than 40%, stating that their refinancing costs for the relevant CHF FIXED ADVANCE are higher than the BASE RATE applicable to the relevant CHF FIXED ADVANCE for the relevant INTEREST PERIOD; or

c) there is a permanent cessation of SARON for CHF.

6.7.2 In relation to EUR Fixed Advances

Each of the following events relating to a EUR FIXED ADVANCE is a “MARKET DISRUPTION EVENT” under this CREDIT AGREEMENT:

a) EURIBOR cannot be calculated due to the temporary unavailability of the relevant Reuters screen page or any substitute page; or

b) EURIBOR cannot be determined in the meaning of para (ii) of the definition of EURIBOR; or

c) notifications must be received by the AGENT by the close of business on the relevant interest rate setting date (two BANKING DAYS prior to the start of the INTEREST PERIOD) notifications from at least two LENDERS whose combined share of the relevant EUR FIXED ADVANCE exceeds 40%, stating that their refinancing costs in the interbank market for the relevant EUR FIXED ADVANCE are higher than the BASE INTEREST RATE applicable to the relevant EUR FIXED ADVANCE for the relevant INTEREST PERIOD.

6.7.3 Consequences

The AGENT must immediately notify the BORROWER and the LENDERS of the occurrence of a MARKET DISRUPTION EVENT.

In the event of the MARKET DISRUPTION EVENT mentioned in paragraph a) of Clause 6.7.1 of this CREDIT AGREEMENT, the AGENT shall use the last available SARON for the calculation of the COMPOUNDED SARON, provided that its publication does not date back more than 15 BANKING DAYS. Otherwise, the AGENT shall set a substitute base interest rate that is binding on all PARTIES, as described in the immediately following paragraph.

In the case of the MARKET DISRUPTION EVENTS mentioned in paragraph b) of Clause 6.7.1 and Clause 6.7.2 of this CREDIT AGREEMENT, the AGENT shall, within a period of no more than 15 BANKING DAYS from the notification by the AGENT pursuant to the first paragraph, determine as base interest rate a substitute base interest rate applicable for the corresponding INTEREST PERIOD and the relevant FIXED ADVANCE and binding for all PARTIES, which has comparable characteristics (in particular regarding availability and transparency) to the original BASE INTEREST RATE. If no such substitute base interest rate can be determined, the AGENT shall determine the relevant substitute base interest rate based on a source that it deems reasonable and that has been disclosed in a transparent manner. This substitute base interest rate is intended to leave the commercial terms of this CREDIT AGREEMENT unchanged to the greatest extent possible.

In the event of a MARKET DISRUPTION EVENT as mentioned in paragraph c) of Clause 6.7.1 of this CREDIT AGREEMENT, the AGENT shall use as the base rate the substitute base rate generally recommended in the market at that time (taking into account any correction factor recommended in the market for the purpose of a conversion that is as value-neutral as possible) or, if no such generally recommended substitute base rate exists, the current (or, if unavailable, the last available) key interest rate of the Swiss National Bank (taking into account any correction factor reasonably defined by the AGENT for the purpose of a conversion that is as value-neutral as possible).

6.8. Minimum interest rate

If the BORROWER is required by law to deduct or withhold taxes, levies, or fees of any kind (including any interest charged thereon by the authorities) from an interest payment under this CREDIT AGREEMENT, and if compliance with Clause 10.2 of this CREDIT AGREEMENT by the BORROWER be unenforceable, the applicable interest rate (MZ) shall be calculated as follows:

- The interest rate (IR) in accordance with Clause 6.1 of this CREDIT AGREEMENT, which would apply in the absence of a provision regarding the minimum interest rate,

- divided by 1 minus the minimum permissible tax rate (S) at which the deduction or withholding of taxes must be made under Swiss law and/or the applicable treaty, with the tax rate to be expressed as a fraction of 1.

The applicable interest rate can be calculated using the following formula:

MZ = Z/(1-S)

However, the BORROWER is not required to make any payments under this clause with respect to a LENDER’S SHARE to the extent that such share is attributable to the fact that such LENDER (i) has failed to fulfill its obligations or (ii) has provided a false representation regarding its status as a QUALIFYING BANK or as a FATCA EXEMPT PARTY.

7. Commissions and Costs

7.1. Commitment Fee

Upon signing this CREDIT AGREEMENT, the BORROWER shall owe the LENDERS a commitment fee, calculated on the basis of the unused portion of the CREDIT LINE at any given time. For FIXED ADVANCES in EUR, the base currency amount in CHF (at the EUR/CHF exchange rate applied at the time of fixing pursuant to Clause 4.3 of this CREDIT AGREEMENT) is used for the purpose of determining the utilized portion of the CREDIT FACILITY.

The commitment fee amounts to 35% of the respectively applicable interest margin in accordance with Clause 6.2 of this CREDIT AGREEMENT and is payable in arrears on the last day of each recurring period of three months, for the first time three months after signing of the CREDIT AGREEMENT, as well as upon FINAL MATURITY to the AGENT.

7.2. Closing, Arranger and Agent fee

Pursuant to separate COMMISSION AGREEMENTS with the AGENT, the BORROWER owes:

a) a one-time closing fee on behalf of the LENDERS, payable to the AGENT upon the first use under this CREDIT AGREEMENT;

b) a one-time coordination fee for the account of Zürcher Kantonalbank, payable to Zürcher Kantonalbank upon the first use under this CREDIT AGREEMENT; and

c) an annual agent fee for the own account of the AGENT, payable for the first time upon first utilization under this CREDIT AGREEMENT.

7.3. Extension fee

The BORROWER shall owe the LENDERS, for each extension of the MATURITY DATE pursuant to Clause 2.3 of this CREDIT AGREEMENT, an extension fee payable to the AGENT in the amount of 0.07% of the LOAN FACILITY to be extended in the case of a one-year extension, or 0.14% of the LOAN FACILITY to be extended in the case of a two-year extension. An extension fee is due 5 BANKING DAYS after the AGENT notifies the client that an extension has been granted.

Lenders participate in the Extension Committee in proportion to their respective SHARES.

7.4. Costs and Processing Fee

The BORROWER agrees to bear all external costs incurred by the AGENT and the LENDERS (including fees for external consultants, subject to a cost cap and only with the BORROWER’s prior consent) that arise in connection with the preparation, drafting, negotiation, and execution of this CREDIT AGREEMENT and the financing granted thereunder.

The BORROWER further agrees to indemnify the AGENT and the LENDERS, upon first request, for any damages and any reasonable external expenses and costs incurred (including, but not limited to, value-added taxes or other similar taxes, court costs, fees, expenses, and costs for external advisors) incurred by them as a result of (i) the execution of this CREDIT AGREEMENT and the other CREDIT DOCUMENTS, (ii) the occurrence of an EVENT OF DEFAULT, (iii) amendment agreements or waivers relating to the CREDIT DOCUMENTS, or (iv) otherwise in connection with the enforcement of the rights of the AGENT and the LENDERS under the CREDIT DOCUMENTS. The LENDER or the AGENT, as applicable, must provide documentation of the relevant costs and, in the case of expenses and costs arising from the engagement of external consultants in connection with a cause mentioned in paragraph (i) or (iii), must agree on such costs with the BORROWER in advance.

8. Repayment

8.1. Time of repayment

All FIXED ADVANCES plus interest, commissions, fees and costs shall be repaid in full no later than the MATURITY DATE.

8.2. Repayment of Fixed Advances

Subject to an extension, the BORROWER must repay a FIXED ADVANCE at the end of the corresponding INTEREST PERIOD.

Any FIXED ADVANCE must be repaid in the same currency in which it is outstanding.

8.3. Mandatory early repayments

8.3.1 Refinancing

In the event of a partial or full refinancing of the CREDIT FACILITY with debt capital, the BORROWER is obligated to pay the outstanding loan amount (plus accrued interest, commissions, fees, and costs (including any prepayment penalty pursuant to Clause 8.6 of this CREDIT AGREEMENT or work fee pursuant to Clause 8.7 of this CREDIT AGREEMENT)) in an amount equal to the full amount of the proceeds from such partial or full refinancing, immediately upon receipt of the proceeds. The issuance of PERMITTED DEBT OBLIGATIONS does not constitute refinancing of the CREDIT FACILITY.

Such a mandatory early repayment reduces the CREDIT FACILITY, and the portion of the CREDIT FACILITY that has been repaid cannot be used again.

8.3.2 Change of Control

If a CHANGE OF CONTROL occurs,

a) the BORROWER must notify the AGENT immediately after becoming aware of this event;

b) a LENDER is not obligated to finance a FIXED ADVANCE for a period of 20 BANKING DAYS after the AGENT has notified the LENDERS of a CHANGE OF CONTROL; and

c) if a LENDER so requests and notifies the AGENT accordingly within 20 BANKING DAYS after the AGENT has informed the LENDERS of the CHANGE OF CONTROL, the BORROWER is obliged to repay early the relevant LENDER's portion of the outstanding FIXED ADVANCES (plus accrued interest, commissions, fees and costs (in particular including any prepayment penalties pursuant to Section 8.6 of this CREDIT AGREEMENT or work fee pursuant to Section 8.7 of this CREDIT AGREEMENT)) within five BANKING DAYS after notification by the AGENT. The LENDER’s obligations under this CREDIT AGREEMENT shall cease, and the CREDIT FACILITY shall be reduced by the corresponding amount. Based on the new total amount of the CREDIT FACILITY, the AGENT shall recalculate the QUOTAS of the remaining LENDERS.

8.4. Voluntary early repayments

Subject to a notice period of ten BANKING DAYS and corresponding irrevocable written notice to the AGENT, the BORROWER has the right to repay the FIXED ADVANCES drawn down by it (plus accrued interest, commissions, fees and costs (including any prepayment indemnity according to Clause 8.6 of this CREDIT AGREEMENT or Work Fee according to Clause 8.7 of this CREDIT AGREEMENT)) early, in whole or in part.

Early repayment may only be made in minimum amounts of CHF 5,000,000 or EUR 5,000,000, or in the amount of the entire outstanding balance, if less.

Voluntary early repayments do not reduce the CREDIT FACILITY and can be redrawn.

8.5. Early Cancellation

Subject to a ten-BUSINESS-DAY notice period and corresponding irrevocable written notice to the AGENT, the BORROWER has the right to cancel the CREDIT FACILITY in whole or in part prior to maturity.

Early cancellation is permitted only in minimum amounts of CHF 5,000,000 or, if less, in the amount of the entire unused CREDIT LINE.

The commitment fee according to Clause 7.1 of this CREDIT AGREEMENT will be charged for the early cancelled, unused amount up to the time of cancellation.

Amounts that have been canceled early cannot be reclaimed and permanently reduce the CREDIT FACILITY.

8.6. Prepayment penalty

In the event of repayment of a FIXED ADVANCE in EUR before the end of the INTEREST PERIOD, the BORROWER shall pay the LENDERS (regardless of whether such repayment is ordinary, mandatory, or voluntary early repayment, or repayment resulting from the occurrence of an EVENT OF DEFAULT pursuant to Clause 17 of this CREDIT AGREEMENT) an early repayment penalty at the time of such repayment. The prepayment penalty is payable independently of, and, where applicable, in addition to, other commissions, fees, or costs.

The prepayment penalty corresponds to the difference between the interest rate (excluding the interest margin) contractually agreed upon for the relevant EUR FIXED ADVANCE pursuant to Clause 6.1.2 of this credit agreement and the achievable (positive or negative) reinvestment rate for the remaining term (remaining INTEREST PERIOD) of the relevant EUR FIXED ADVANCE that the LENDERS would receive on the money or capital market, plus the (administrative) costs incurred as a result of the repayment in the amount of CHF 1,000 for the AGENT and CHF 500 for each LENDER. The LENDERS shall confirm the amount of this prepayment penalty to the BORROWER in writing upon request.

8.7. Work Fee

In the event of repayment prior to the expiration of the INTEREST PERIOD of a CHF FIXED ADVANCE, the BORROWER shall owe the LENDERS and the AGENT (regardless of whether the repayment is ordinary, mandatory, or voluntary early repayment, or a repayment resulting from the occurrence of an EVENT OF DEFAULT pursuant to Clause 17 of this CREDIT AGREEMENT) a work fee of CHF 1,000 for the AGENT, as well as (in addition) CHF 500 for each LENDER, payable to the AGENT together with the repayment amount and the accrued interest.

9. Payments

9.1. Payment accounts

9.1.1 Payments by the Borrower and the Lenders

All payments which the BORROWER and the LENDERS are required to make in accordance with the provisions of this CREDIT AGREEMENT must be received no later than 1:00 p.m. Zurich local time on the relevant due date in the currency due in the accounts designated by the AGENT.

9.1.2 Payments by the Agent

The AGENT shall credit to the account held by the BORROWER with the AGENT, with the same value date, all payments received from a LENDER on behalf of the BORROWER by 1:00 p.m. Zurich local time at the latest, in the currency owed.

9.2. Due date on a bank holiday

If the due date for any payment under this CREDIT AGREEMENT falls on a day that is not a BANKING DAY, the due date shall be the next BANKING DAY, unless that day falls in the following calendar month or on a day after the MATURITY DATE. In such cases, the next preceding BANKING DAY is the due date. For interest payments, the amount of interest due is calculated up to the date of the corresponding change in the due date, i.e., the INTEREST PERIOD that is ending and the following INTEREST PERIOD (and—in the case of CHF FIXED ADVANCES - the two applicable OBSERVATION PERIODS) with respect to FIXED ADVANCES change accordingly.

9.3. Application of partial payments to due claims

Payments that are insufficient to cover the LENDERS’ due and payable claims in accordance with the CREDIT DOCUMENTS shall first be applied by the AGENT to cover commissions and expenses pursuant to Clause 7 of this CREDIT AGREEMENT, then to cover any prepayment penalties and work fees in accordance with Clauses 8.6 and 8.7 of this CREDIT AGREEMENT, subsequently to cover accrued interest, including the default interest margin, in accordance with Clause 6.6 of this CREDIT AGREEMENT, and finally to cover any principal repayments. Any instructions to the contrary from the BORROWER shall be disregarded.

9.4. Fulfillment of payment obligations by the Borrower

The BORROWER’s payment obligations under the CREDIT DOCUMENTS shall be deemed to have been fulfilled with discharging effect vis-à-vis the LENDERS and the AGENT only to the extent that the amounts due have been received, without any deductions, in the currency owed and are at the AGENT’s free disposal in the account designated by the AGENT. This is subject to the proviso that with regard to the deduction or withholding of taxes on such payments, the provisions (with the exceptions formulated therein) in accordance with Clause 6.8 and Clause 10 of this CREDIT AGREEMENT shall apply.

10. Taxes / Increased costs

10.1. Payments without deduction

Any payment made by the BORROWER under the LOAN DOCUMENTS must be made without any deduction or withholding of taxes, duties, or fees of any kind, or a FATCA DEDUCTION.

10.2. Compensation Payments

Should taxes, levies, or fees of any kind, or a FATCA DEDUCTION pursuant to Clause 10.1 of this CREDIT AGREEMENT, the BORROWER shall pay the additional amounts necessary to ensure that the LENDERS receive the amounts they would have received without such a deduction or withholding in accordance with the provisions of this CREDIT AGREEMENT. In this sense, the interest due under Clause 6 of this CREDIT AGREEMENT shall be deemed to be minimum interest. In such cases, the BORROWER further agrees to pay any taxes, duties, or fees of any kind due on the amount corresponding to the minimum interest (and any amount owed pursuant to Clause 10.3 of this CREDIT AGREEMENT). Furthermore, the BORROWER agrees to provide the LENDERS with the necessary documentation they require for any tax, duty, or fee relief or refund of any kind, in accordance with the applicable statutory or treaty provisions. If the BORROWER has made a settlement payment pursuant to this section and a LENDER receives a refund or reimbursement of the relevant tax, levy, fee, or FATCA DEDUCTION, the LENDER shall reimburse the BORROWER for such amount to the extent that the LENDER benefits therefrom, to the extent permitted by law.

However, the BORROWER is not required to make any payments under this clause with respect to a LENDER’S SHARE to the extent that such share is attributable to the fact that such LENDER (i) has failed to fulfill its obligations or (ii) has provided a false representation regarding its status as a QUALIFYING BANK or as a FATCA EXEMPT PARTY.

10.3. Increased Costs

If, as a result of a change in legal provisions and/or compliance with such provisions, or as a result of an order or directive from a supervisory authority, central bank, monetary or tax authority, and/or a similar body, RESULT IN INCREASED COSTS, the BORROWER agrees to reimburse the LENDERS for such costs within five BANKING DAYS upon request by the AGENT.

INCREASED COSTS in this CREDIT AGREEMENT means:

a) an increase in the refinancing costs incurred by one or more LENDERS or other costs associated with the granting of credit under this credit agreement (including those resulting from increased capital adequacy and liquidity costs in connection with “Basel III”); or

b) a reduction in the amounts payable to one or more LENDERS and/or a reduction in the actual returns of such LENDER(S) under this CREDIT AGREEMENT; or

c) that one or more LENDERS is/are required to pay any taxes or other payments (excluding income taxes) in connection with its or their participation(s) in this CREDIT FACILITY.

A LENDER who claims INCREASED COSTS must notify the AGENT, who must then inform the BORROWER. If compensation for the INCREASED COSTS is paid, the relevant LENDER must immediately notify the AGENT. A LENDER affected by INCREASED COSTS is obligated, upon request by the BORROWER, to provide a written and reasoned explanation thereof (subject to any restrictions, in particular those arising from statutory provisions, confidentiality agreements, and the disclosure of any trade secrets).

The BORROWER’s aforementioned obligations do not apply to the extent that the INCREASED COSTS:

a) are based on a tax deduction within the meaning of Clause 10.1 of this CREDIT AGREEMENT (for which the provisions pursuant to Clause 6.8 and Clause 10.2 of this CREDIT AGREEMENT apply, subject to the exceptions formulated therein));

b) are based on mandatory costs that the BORROWER is already required to reimburse under other provisions of this AGREEMENT; or

c) are attributable to a violation of a statutory provision or regulation by the LENDER in question or an affiliate of the LENDER.

11. Warranties

As of the date of signing of this CREDIT AGREEMENT, and, in the case of RECURRING REPRESENTATIONS AND WARRANTIES, as of the date of submission of a drawdown notice (Appendix 2a), as of the date of submission of an extension notice (Appendix 2b), as of the date of submission of the Compliance Certificate (Appendix 4), on the first day of each INTEREST PERIOD, on the date of submission of an extension request pursuant to Clause 2.2 of the CREDIT AGREEMENT and/or an increase request pursuant to Clause 2.3 of the CREDIT AGREEMENT, the BORROWER represents and warrants as follows:

11.1. Status / Authorization to Enter into a Contract

It is a stock corporation duly established, in existence, and registered under Swiss law, which has legal capacity and is a party to legal proceedings.

He is authorized to validly execute the CREDIT DOCUMENTS, to assume and exercise the rights conferred upon him in the CREDIT DOCUMENTS, and to fulfill and comply with the obligations imposed therein.

11.2. Authorizations

All permits, licenses, approvals, and concessions necessary for the proper and unrestricted conduct of business by the GROUP COMPANIES have been obtained; failure to obtain them would have a MATERIAL ADVERSE EFFECT.

11.3. Authorization

All actions required by applicable laws have been taken, resolutions have been adopted, conditions have been satisfied, and arrangements have been made to assume and exercise the rights granted under the CREDIT DOCUMENTS and to fulfill and comply with the obligations imposed therein; furthermore, it has been ensured that these obligations are legally binding and enforceable.

The signing and performance of the CREDIT DOCUMENTS do not conflict with the BORROWER’s articles of incorporation or organizational regulations.

11.4. Legality and enforceability of contracts and the credit documents

All contracts material to the business operations of the MATERIAL GROUP COMPANIES are valid, binding, and enforceable, where their invalidity or unenforceability would have a MATERIAL ADVERSE EFFECT.

(i) The CREDIT DOCUMENTS are legally effective, valid, and binding, and (ii) the BORROWER’s obligations set forth in the CREDIT DOCUMENTS are enforceable under applicable law.

11.5. No breach of contracts, laws, etc.

Neither the GROUP’s business activities nor the execution and performance of the CREDIT DOCUMENTS shall (i) violate any applicable laws, regulations, or governmental requirements (including, but not limited to, anti-money laundering and anti-corruption regulations), (ii) violate any governmental or judicial orders, decisions, or conditions, nor (iii) material agreements and contracts to which the BORROWER and/or other GROUP COMPANIES are parties, in a manner that could have a material adverse effect on the BORROWER’s ability to satisfy the payment claims of the LENDERS and/or the AGENT under the CREDIT DOCUMENTS.

11.6. No further security

Except for the SECURITY permitted pursuant to Clause 13.1 of this CREDIT AGREEMENT, there is no SECURITY over any present or future revenues or assets of the GROUP.

11.7. No Litigation

There are no judicial, administrative, or arbitration proceedings (including administrative proceedings,

precautionary measures, or enforcement measures) involving a GROUP COMPANY before any authority, court, or arbitral tribunal that has been threatened in writing or is pending, which, if decided against the GROUP COMPANY in question, would, with reasonable probability, have a material adverse effect on the BORROWER’s ability to satisfy the LENDERS’ and/or the AGENT’s claims for payment under the CREDIT DOCUMENTS.

11.8. No Event of Default

There is no DEFAULT, nor is the BORROWER aware that a default has occurred or is likely to occur.

11.9. 10 Non-Bank Rule / 20 Non-Bank Rule

There is no violation of either the 10-NON-BANK RULE or the 20-NON-BANK RULE, nor do such violations result from the signing of the CREDIT DOCUMENTS. unless a violation of the 10-NON-BANK RULE or the 20-NON-BANK RULE is attributable to a LENDER’s failure to comply with its obligations under Clause 23.2 of this CREDIT AGREEMENT, has made a false representation regarding its status as a QUALIFYING BANK, or has lost its status as a QUALIFYING BANK.

11.10. Accounting

The GROUP’S most recent CONSOLIDATED FINANCIAL STATEMENTS present the GROUP’S financial position as of the balance sheet date in a true and fair manner in accordance with IFRS; the BORROWER’S most recent separate financial statements accurately present the BORROWER’S financial position as of the balance sheet date in accordance with the Swiss Code of Obligations; and both financial statements were prepared, subject to any changes pursuant to Clause 12.4, in accordance with consistently applied accounting policies.

All of the GROUP's obligations and contingent liabilities have been taken into account in the accounting records and in the recognition of provisions.

11.11. Accuracy and disclosure of information

All written information provided to the LENDERS for the purpose of credit review and the execution of the CREDIT DOCUMENTS is accurate and complete in all material respects.

All written information provided to the LENDERS in connection with the CREDIT FACILITY or this CREDIT AGREEMENT during the term of this CREDIT AGREEMENT is accurate and complete in all material respects.

11.12. No dissolution, liquidation, etc.

No resolution, proceeding, petition, or other action relating to (compulsory) liquidation, conversion, restructuring, dissolution, debt settlement proceedings, or bankruptcy, or any comparable measure under the applicable foreign law, with respect to a MATERIAL GROUP COMPANY has been adopted, initiated, or threatened in writing, unless it constitutes a PERMITTED TRANSACTION.

11.13. No Material Adverse Effect

Since the Group’s most recent CONSOLIDATED FINANCIAL STATEMENTS, no MATERIAL ADVERSE EFFECT has occurred, nor is there any threat of such an event occurring.

11.14. Insurance

The insurance policies in force cover the risks expected to arise in connection with the business operations of the MAJOR GROUP COMPANIES in a manner customary in the industry, i.e., to an extent that is customary and appropriate for companies engaged in similar business activities.

11.15. Proper conduct of business on market terms

All business dealings and transactions of the SIGNIFICANT GROUP COMPANIES are conducted on terms that meet the “arm's length” standard or - with respect to transactions between GROUP COMPANIES and with direct and indirect shareholders - at least on terms that are consistent with all tax and corporate law provisions relevant to such transactions with affiliated companies.

11.16. Not for use in restricted countries or for the benefit of restricted persons

The funds used under the CREDIT AGREEMENT will at no time be used, either directly or, to the best of our knowledge, indirectly, in RESTRICTED COUNTRIES or for the benefit of RESTRICTED PERSONS.

11.17. Equal Standing (Pari Passu Status)

The BORROWER’S payment obligations under the CREDIT DOCUMENTS shall rank at least on a par (pari passu) with all of its present and future unsecured and unsubordinated payment obligations, unless mandatory provisions of law provide for preferential satisfaction of other payment obligations.

11.18. No Covid loans or Covid support

No SIGNIFICANT GROUP COMPANY has loans, sureties, guarantees, non-repayable grants, or other financial assistance under public financial support measures pursuant to the Swiss Federal Act of September 25, 2020, on the Legal Basis for Federal Council Ordinances to Address the COVID-19 Epidemic; the Swiss Federal Act of December 18, 2020, on Loans with Joint and Several Guarantees in Response to the Coronavirus (COVID-19 Joint and Several Guarantee Act), the Ordinance of November 25, 2020, on Hardship Measures for Businesses in Connection with the COVID-19 Pandemic, or a similar federal or cantonal regulation.

11.19. No further loans or other debt obligations

The GROUP COMPANIES have no other LIABILITIES to third parties - other than banks or other third parties - that are not GROUP COMPANIES. This does not apply to PERMITTED OBLIGATIONS.

11.20. No restrictions regarding intercompany loans and dividends

Except for mandatory legal or tax provisions, there are no restrictions on dividend distributions or the granting of loans by GROUP COMPANIES to the BORROWER; it is hereby noted that the implementation or use of cash pooling systems within the GROUP does not constitute such a restriction.

11.21. No Deductions

The BORROWER is not obligated to make any deductions (in particular, tax deductions) from any payments under the CREDIT DOCUMENTS, including, in particular, interest payments, provided that (i) there is no violation of transfer regulations by the LENDERS, (ii) no LENDER has made a false representation regarding its status as a QUALIFYING BANK, and (iii) each LENDER is a FATCA EXEMPT PARTY.

11.22. FATCA Exempt Party

The BORROWER is not a US TAX OBLIGOR and is a FATCA EXEMPT PARTY.

12. Affirmative Covenants

Until all claims under the CREDIT DOCUMENTS have been fully repaid, the BORROWER undertakes to the LENDERS and shall at all times ensure, with respect to the relevant GROUP COMPANIES, to the extent explicitly specified below, that:

12.1. Maintenance of Business

that the general nature of the GROUP's business activities as a whole will continue within the existing framework.

12.2. Authorizations

that all governmental approvals, licenses, permits, and concessions necessary for the proper and unrestricted conduct of business by the GROUP COMPANIES are in place at all times, where the absence thereof would have a MATERIAL ADVERSE EFFECT.

12.3. Proper conduct of business on market terms

that all business dealings and transactions of the MATERIAL GROUP COMPANIES are conducted on terms that satisfy the arm's-length principle, or - with regard to transactions between GROUP COMPANIES and direct and indirect shareholders, at least on terms that are in compliance with all tax and corporate law provisions relevant to such transactions with affiliated companies.

12.4. Accounting regulations

that the BORROWER’s accounting records (separate financial statements and CONSOLIDATED FINANCIAL STATEMENTS) are prepared in accordance with the Swiss Code of Obligations (separate financial statements) or in accordance with the version of IFRS in effect and mandatorily applicable as of the date of execution of this CREDIT AGREEMENT (consolidated financial statements), are prepared in accordance with consistently applied accounting principles, and are audited and certified by a recognized auditing firm.

The relevant financial statements may be prepared based on the version of IFRS in effect at the time such financial statements are prepared, provided that the BORROWER promptly notifies the LENDERS, via the AGENT, of the decision to transition to a new version of IFRS and of the resulting effects on the calculation of the financial ratios pursuant to Clause 16.1 and/or the calculation of the NET DEBT FACTOR. To the extent that such a transition to a new version of IFRS, in the opinion of the AGENT (acting on the instructions of the MAJORITY LENDERS), has a material adverse effect on the financial ratios and/or the calculation of the NET DEBT RATIO, the LENDERS and the BORROWER shall negotiate, for a period of no more than 30 BANKING DAYS from the date of the decision to transition, the amendments to the LOAN DOCUMENTS necessary to achieve a neutral adjustment of the financial ratios or the NET DEBT RATIO (i.e., an adjustment that places the LENDERS and the BORROWER in the same position they would have been in had the change not occurred).

If no agreement is reached during this period, the BORROWER undertakes to provide the AGENT (on behalf of the LENDERS) to provide two sets of the financial information to be delivered pursuant to Clause 14.1 and Clause 14.2 of the credit agreement (including calculations of the financial ratios and the NET DEBT RATIO); one pro forma set based on the version of IFRS in effect and mandatorily applicable as of the date of execution of this credit agreement, and one set based on the currently applicable version of IFRS, whereby the first set is relevant for the calculation of the financial ratios and the NET DEBT RATIO.

12.5. Insurance

that the risks expected in connection with the business operations of the MATERIAL GROUP COMPANIES are insured in a manner customary in the industry, i.e., to an extent that is customary and appropriate for companies engaged in similar business activities.

12.6. Equal Standing (Pari Passu Status)

that its payment obligations under the CREDIT DOCUMENTS rank at least on an equal footing (pari passu) with all of its current and future unsecured and unsubordinated payment obligations, unless mandatory provisions of law provide for preferential satisfaction of other payment obligations.

12.7. 10-Non-Bank Rule / 20-Non-Bank Rule

that the 10-NON-BANK RULE and the 20-NON-BANK RULE are complied with, unless a violation of the 10-NON-BANK RULE or the 20-NON- is attributable to a LENDER’s failure to fulfill its obligations under Clause 23 of this CREDIT AGREEMENT, its provision of a false representation regarding its status as a QUALIFYING BANK, or its loss of status as a QUALIFYING BANK

12.8. Compliance with regulations, decisions, orders, conditions and contracts

That (i) all applicable laws, regulations, and governmental requirements (including, but not limited to, anti-money laundering and anti-corruption regulations), (ii) all governmental or judicial orders, decisions, and conditions, and (iii) all material agreements and contracts to which the BORROWER and/or other GROUP COMPANIES are parties, the breach or noncompliance with which would have a material adverse effect on the BORROWER’s ability to satisfy the LENDERS’ and/or the AGENT’s payment claims under the CREDIT DOCUMENTS must be complied with by the GROUP.

12.9. Timely payment of taxes and social security contributions that all taxes and social security contributions owed and due by the GROUP COMPANIES are paid within the permitted time limits without incurring penalties, unless the amount owed is less than CHF 500,000, and only to the extent that:

(i) such payment is being contested in good faith;

(ii) appropriate reserves are established for these taxes; and

(iii) such payment can be lawfully withheld

12.10. Initial utilization

that the CREDIT FACILITY is utilized for the first time no later than January 20, 2025.

13. Negative undertakings

Until all claims under the CREDIT DOCUMENTS have been fully repaid, the BORROWER undertakes, on its own behalf and on behalf of the relevant GROUP COMPANIES, to the extent expressly specified below, that none of the following actions will be taken:

13.1. Negative pledge clause (Negative Pledge)

that the GROUP COMPANIES do not create or maintain any SECURITIES, unless such securities are:

a) SECURITY which secures obligations under this CREDIT AGREEMENT or any other CREDIT DOCUMENT,

b) SECURITY due to mandatory legal provisions,

c) Granting of security interests and set-off rights in favor of banks based on general terms and conditions,

d) SECURITY in favor of suppliers in the ordinary course of business, and

e) further SECURITY not covered in a) to d) up to an aggregate maximum of CHF 30,000,000.

13.2. Acquisitions and investments

that the GROUP COMPANIES, with the exception of PERMITTED TRANSACTIONS, shall not engage in or enter into any acquisitions, asset transfers, mergers, de facto mergers, or joint ventures.

13.3. Granting of credit

that the GROUP COMPANIES shall not continue, grant, or extend any loans (including guarantees and sureties) to employees, shareholders, affiliated companies, joint ventures, or other third parties (except for other GROUP COMPANIES), with the exception of (i) loans on arm’s-length terms up to a consolidated maximum of CHF 5,000,000, and (ii) pre-financing by the BORROWER to Klöckner & Co SE with a maximum term of six months in connection with proposed dividends for the respective prior fiscal year.

13.4. Additional Indebtedness

that the GROUP COMPANIES shall not enter into or extend any additional DEBTS, with the exception of PERMITTED DEBTS.

13.5. Subordinated loans, reduction of share capital, purchase of own shares that no early repayments or reductions of SUBORDINATED SHAREHOLDER LOANS and/or no repayment or reduction of share capital and/or no repurchase of the Company’s own shares shall be made.

13.6. Change of legal and/or economic structure

that the MATERIAL GROUP COMPANIES do not make any material changes to the legal and/or economic structure of the GROUP in accordance with Appendix 8 (Group Structure), in particular no mergers, quasi-mergers, demergers, conversions, liquidations, changes of registered office (in particular no change of the domicile of the BORROWER outside of Switzerland), reorganizations, material changes in the shareholding structure within the GROUP or changes to the scope of consolidation. Subject to Clause 13.2, in particular PERMITTED TRANSACTIONS, and Clause 13.7 of this CREDIT AGREEMENT.

13.7. Disposal of fixed assets

that the GROUP COMPANIES, with the exception of AUTHORIZED DISPOSALS, shall not sell and/or otherwise dispose of and/or spin off fixed assets to companies outside the GROUP.

13.8. Use in countries subject to restrictions or for the benefit of persons subject to restrictions that the funds provided under the credit agreement shall not, at any time, be used directly or, to the best of the Party’s knowledge, indirectly in RESTRICTED COUNTRIES or for the benefit of RESTRICTED PERSONS.

13.9. Changes to Accounting Principles, the Articles of Incorporation, and Organizational Regulations

that the BORROWER (separate financial statements and CONSOLIDATED FINANCIAL STATEMENTS), unless otherwise required by law and subject to changes in accordance with Clause 12.4, (i) make no material changes to its accounting principles (in particular, maintaining the audit and financial reporting in accordance with IFRS at the level of the CONSOLIDATED FINANCIAL STATEMENTS), (ii) make no changes to its articles of incorporation and organizational regulations that could have a material impact on the LENDERS’ rights in connection with this credit agreement, and (iii) make no changes to the scope of the audit.

13.10. Restrictions regarding intercompany loans and dividends that no GROUP COMPANY, unless required by mandatory statutory or tax provisions, shall impose restrictions on dividend distributions or the granting of loans to the BORROWER, provided that the implementation or use of cash pooling systems within the GROUP does not constitute such a restriction.

14. Information obligations of the BORROWER

Until the full repayment of all claims under the CREDIT DOCUMENTS, the BORROWER undertakes to provide the AGENT (on behalf of the LENDERS) with the following documents and information:

14.1. Annual reporting

As soon as they are available, but no later than 150 calendar days after the end of each fiscal year, beginning December 31, 2024:

a) Consolidated Annual Report of the GROUP, including the CONSOLIDATED FINANCIAL STATEMENTS (including the report of the independent auditor on the CONSOLIDATED FINANCIAL STATEMENTS (PS 805));

b) BORROWER'S separate financial statements (including the auditor's report);

c) Compliance Certificate in accordance with Appendix 4;

d) Bank indebtedness schedule (incl. COLLATERAL);

e) Current Appendix 9 (Material Group Companies);

f) Separate financial statements of the MATERIAL GROUP COMPANIES

14.2. Semi-annual reporting

As soon as available, but no later than 60 calendar days after the end of each first fiscal semester ending on June 30, beginning on June 30, 2025:

a) Internal consolidated interim financial statements of the GROUP (incl. cash flow statement and/or eliminations from internal loan consolidation); and

b) Compliance Certificate in accordance with Appendix 4.

14.3. Quarterly Reporting

As soon as it is available, but no later than 45 calendar days after the end of the fiscal quarters ending March 31 and September 30, beginning March 31, 2025, an internal report on the GROUP’s income statement.

14.4. Budget

As soon as they are available, but no later than 60 calendar days after the start of each fiscal year, a consolidated budget (balance sheet and income statement) as well as a rolling medium-term plan for the next three years.

14.5. Other Disclosure Obligations

In each case immediately, in writing, regarding:

a) specific occurrences or events that could have a material adverse effect on the BORROWER or the GROUP, in particular an actual or impending DEFAULT that continues to exist;

b) material changes in the management of the BORROWER or the GROUP, or in the direct or indirect ownership and control relationships with respect to the BORROWER;

c) (upon completion) Acquisitions, asset acquisitions, mergers, quasi-mergers, and joint ventures involving a GROUP COMPANY with a transaction amount (purchase price or investment amount, including assumed debt) exceeding CHF 25,000,000, whereby the disclosure must include at least the following: announcement of the acquired company and its key financial figures, in particular revenue, EBITDA, debt, source(s) of financing and equity;

d) material developments in connection with the WEKO PROCEEDINGS;

e) a written threat to initiate or the actual initiation of new judicial, administrative, or arbitration proceedings (including administrative proceedings, injunctive relief, or enforcement measures) before any authority, court, or arbitral tribunal involving a GROUP COMPANY, where the amount in dispute exceeds CHF 5,000,000;

f) the recognition of provisions resulting from the WEKO proceedings as soon as their cumulative total for the Group exceeds CHF 20,000,000; and

g) other changes that have a material adverse effect on the BORROWER’s ability to satisfy the LENDERS’ claims for payment under the CREDIT DOCUMENTS.

In addition, the BORROWER agrees to provide the AGENT (for the LENDERS’ attention) with (i) any information reasonably necessary for the proper assessment of the financial condition of the BORROWER and/or the GROUP, as well as (ii) to provide the AGENT or a LENDER, upon request, within a reasonable period of time and, where required, in writing, with all information, documents, and evidence necessary for the AGENT or a LENDER to comply with statutory, internal banking, or regulatory identification obligations (“Know Your Customer” requirements).

15. Mutual information obligations

Each PARTY agrees to notify the other PARTIES, without being asked, of any change in its status under FATCA, in particular the loss of its status as a FATCA-EXEMPT PARTY.

Each PARTY agrees to provide the other PARTIES, upon their request, with all information, documents, and certifications that they may reasonably request in connection with their obligations under FATCA. This is without prejudice to any statutory or contractual confidentiality obligations that, in the reasonable judgment of a PARTY, conflict with its disclosure obligations.

16. Compliance with Financial Ratios

16.1. Financial ratios

The BORROWER agrees to comply with the following financial ratios (on a consolidated basis for the GROUP) throughout the entire term of this credit agreement until all claims under or in connection with the credit documents have been fully repaid, as of each June 30 and each December 31, but for the first time as of December 31, 2024:

a) EQUITY RATIO (EQUITY / TOTAL ASSETS):

≥ 30% (as of each June 30)

≥ 35% (as of each December 31)

b) GEARING (NET DEBT / EQUITY):

≤ 1.50x

The basis for the calculation of the financial ratios is the consolidated financial information to be submitted in accordance with Clause 14 of this CREDIT AGREEMENT and – subject to Clause 12.4 – the accounting principles applied by the BORROWER or the GROUP at the time of signing this CREDIT AGREEMENT.

The BORROWER undertakes to comply with the financial ratios in accordance with this Clause 16.1 quarterly upon request of the AGENT, i.e. also as of March 31 and September 30 of each year, as soon as and as long as the BORROWER forms or has formed provisions for the GROUP due to the WEKO PROCEEDINGS which in aggregate exceed the amount of CHF 20,000,000. With regard to the financial ratio SELF-FINANCING RATIO, the same financial ratio must be maintained as of March 31 and September 30 as of June 30.

The financial covenants as of every March 31 and every September 30 shall be calculated on the basis of the quarterly reporting pursuant to Clause 14.3 and a compliance certificate based thereon pursuant to Appendix 4, which, in this case, must be submitted by the BORROWER together with the respective quarterly reporting.

16.2. Equity Cure Right

A breach of the financial covenants set forth in Clause 16.1 may be remedied by injecting newly created ECONOMIC EQUITY as follows (“EQUITY CURE RIGHT”):

a) The BORROWER notifies the AGENT within five BANKING DAYS after submission of a compliance certificate (Appendix 4) from which the non-compliance with a financial covenant pursuant to Clause 16.1 of this CREDIT AGREEMENT arises, that it will cure the non-compliance and how the cure is to be structured; and

b) The remedy for noncompliance with the financial covenants must be completed within 30 BANKING DAYS of the notice referred to in paragraph (a).

During the term of this CREDIT AGREEMENT, the BORROWER may exercise the EQUITY CURE RIGHT a maximum of two times in total, but no more than once within a twelve-month period.

17. Events of Default

Each of the circumstances listed below constitutes a CASE OF DEFAULT:

17.1. Payment Default

If the BORROWER fails to fulfill its obligation to pay any amount due under the CREDIT DOCUMENTS, no DEFAULT shall be deemed to have occurred if the failure to perform is due to technical errors or the limited availability of payment systems and the payment due is made within five BANKING DAYS after the due date.

17.2. Non-compliance with financial ratios

The BORROWER does not comply with one of the financial covenants pursuant to Clause 16 of this CREDIT AGREEMENT and the non-compliance has not been remedied pursuant to Clause 16.2.

17.3. Breach of other obligations

The BORROWER breaches any obligation undertaken under this CREDIT AGREEMENT or any other CREDIT DOCUMENT, unless the breach can be cured and is cured within 20 BANKING DAYS after notification by the AGENT or, if earlier, after the BORROWER becomes aware of the breach.

17.4. Cross-Default

The BORROWER or another GROUP COMPANY fails to pay DEBTS (excluding DEBTS arising from lease agreements) upon maturity or upon the expiration of a grace period agreed upon in advance, or such DEBTS are called in early, provided that such DEBTS cumulatively exceed an amount of CHF 10,000,000.

17.5. Breach of Warranties

If a representation under Clause 11 of this CREDIT AGREEMENT proves to be materially inaccurate, incomplete, or misleading at the time of submission, unless the breach can be cured and is cured within 20 BANKING DAYS of notification by the AGENT or, if earlier, of the BORROWER’s becoming aware of it.

17.6. Insolvency, Moratorium, Bankruptcy

The BORROWER or another SIGNIFICANT GROUP COMPANY must, pursuant to Art. 725b OR, notify the judge if it suspends payments as defined in Art. 190 Para. 1 Clause 2 of the Federal Act on Debt Collection and Bankruptcy, declares itself insolvent or becomes insolvent, files a petition for a stay of debt enforcement, files a petition for a stay of bankruptcy proceedings, goes into bankruptcy, makes preparations for dissolution or liquidation, or is otherwise dissolved with or without liquidation, or ceases business operations in whole or in substantial part, or a comparable measure under the applicable foreign law is initiated or occurs (generally with the exception of the solvent liquidation of a GROUP COMPANY, but not of the BORROWER).

17.7. Material Adverse Effect

A MATERIAL ADVERSE EFFECT occurs.

17.8. Invalidity or unenforceability of the Credit Documents

If this CREDIT AGREEMENT or any of the other CREDIT DOCUMENTS, or any part thereof, is subsequently found to be invalid or unenforceable, or becomes invalid or unenforceable;

and/or

this CREDIT AGREEMENT or any of the other CREDIT DOCUMENTS, or any part thereof, is rejected by the BORROWER as invalid or unenforceable, or the CREDIT AGREEMENT or any of the other CREDIT DOCUMENTS, or any part thereof, is challenged as invalid or non-binding.

17.9. Qualification of the Auditor

The audit opinion of the CONSOLIDATED FINANCIAL STATEMENTS of the GROUP contains a reservation or a material qualification by the auditor, which specifically includes a qualified, adverse, or disclaimer of opinion.

17.10. Material Litigation

A legal dispute and/or administrative or judicial proceeding (including arbitration, administrative proceedings, precautionary measures, or enforcement measures) has been threatened in writing or is pending against the BORROWER or any other GROUP COMPANY, which would, with reasonable probability, have a material adverse effect on the BORROWER’s ability to satisfy the LENDERS’ and/or the AGENT’s payment claims under the CREDIT DOCUMENTS.

In any legal dispute and/or administrative or judicial proceeding (including arbitration, administrative proceedings, precautionary measures, or enforcement measures), a judgment is rendered against the BORROWER or another GROUP COMPANY that, with reasonable probability, will have a material adverse effect on the BORROWER’s ability to satisfy the LENDERS’ and/or the AGENT’s payment claims under the CREDIT DOCUMENTS.

18. Consequences of Default

18.1. General

Should one or more of the EVENTS OF DEFAULT listed above in Clause 17 of this CREDIT AGREEMENT occur, the LENDERS, acting through the AGENT, for as long as the EVENT OF DEFAULT continues, have the right but not the obligation, with immediate effect, to:

a) terminate the CREDIT FACILITY in writing, and thereby the LENDERS’ obligation to provide FIXED ADVANCES; and/or

b) to declare all amounts outstanding under the CREDIT DOCUMENTS, including interest, commissions, fees, and costs accrued pursuant to this CREDIT AGREEMENT, due for immediate (re)payment to the LENDERS and the AGENT, or to declare them due for (re)payment within a specified period; and/or

c) exercise any other right to which they are entitled under the CREDIT DOCUMENTS or otherwise.

18.2. Indemnification in Case of Default

The BORROWER shall, upon first request, reimburse the LENDERS and/or the AGENT for any damages and reasonable expenses (including, but not limited to, court costs, expenses and fees for legal and financial advisors, litigation costs, tax consequences, and prepayment penalties) incurred by the LENDERS and/or the AGENT as a result of one or more DEFAULTS.

19. Right of set-off

Each LENDER, as well as the AGENT, has a right of set-off with respect to all claims of the BORROWER, regardless of their due date or currency, against all claims to which it is entitled under the CREDIT DOCUMENTS.

If a LENDER exercises the right of set-off set forth in this section, it shall immediately notify the AGENT thereof.

20. Syndicate provisions

20.1. Applicability

To the extent that this Clause 20 does not expressly establish rights for the BORROWER, the provisions of this Clause 20 apply exclusively between the AGENT and the LENDERS or among the LENDERS themselves, and only the AGENT and the LENDERS (but not the BORROWER) may rely on the provisions of this Clause 20 (or on the AGENT’s or a LENDER’s failure to comply with them).

20.2. Lender proportions

Each LENDER contributes to the CREDIT FACILITY or each FIXED ADVANCE in an amount corresponding to its respective SHARE.

The LENDERS’ SHARES shall determine the allocation of the principal and interest payments made by the BORROWER under this CREDIT AGREEMENT, as well as the assumption and allocation of any losses or costs incurred by the AGENT that are not otherwise reimbursed to the AGENT.

The voting rights and other rights of a LENDER are calculated according to its QUOTA in the CREDIT FACILITY. Unless otherwise provided in this CREDIT AGREEMENT or the other CREDIT DOCUMENTS, decisions of the Consortium require the approval of a MAJORITY OF CREDITORS.

20.3. Obligations of the Lenders regarding Fixed Advances

Each LENDER is, subject to the fulfillment of the conditions pursuant to Clause 5 of this CREDIT AGREEMENT, obligated to pay the share attributable to it of a FIXED ADVANCE to the account designated by the AGENT upon first demand.

20.4. Mutual obligation to provide information

The LENDERS agree to provide each other and the AGENT, at any time, with all requested information necessary for the execution of the CREDIT DOCUMENTS and all related agreements or claims, and hereby release each other and the AGENT from any existing confidentiality obligations in this regard. The release from banking secrecy required for this by the BORROWER takes place in Clause 26 of this CREDIT AGREEMENT. Should this provision become invalid, each LENDER is obligated to use its best efforts to obtain a release from banking secrecy from the BORROWER. With regard to the AGENT, Clause 20.5.5 of this CREDIT AGREEMENT furthermore remains reserved.

20.5. Lead Management

20.5.1 Appointment and Authorization of the Agent

The LENDERS hereby appoint, instruct, and authorize the AGENT to act as the lead representative in the relationship among the LENDERS, and as the sole representative of the LENDERS in their relationship with the BORROWER and any third parties in connection with the CREDIT DOCUMENTS. The AGENT is authorized to perform all legal acts on behalf of the LENDERS arising from or in connection with the CREDIT DOCUMENTS, in their name and/or for their account. Clause 20.8.4 of this CREDIT AGREEMENT remains reserved.

The LENDERS recognize the AGENT, with respect to the CREDIT DOCUMENTS, as the LENDERS’ lawful representative, provided that the AGENT is entitled at any time to require one or more LENDERS to issue a separate power of attorney.

The AGENT’s duties consist exclusively of management, administrative, and representative functions that are expressly delegated to the AGENT in accordance with the provisions of the CREDIT DOCUMENTS. Unless otherwise provided in the CREDIT DOCUMENTS, the CREDIT DOCUMENTS do not impose any obligations on the AGENT vis-à-vis any other party under any circumstances.

In performing the duties assigned to the AGENT under the CREDIT DOCUMENTS, the AGENT shall exercise the same level of care that it customarily applies in its own affairs.

In its capacity as a LENDER, the AGENT is on an equal footing with the other LENDERS in every respect and, like them, is entitled to exercise the rights and powers of a LENDER.

The AGENT and the LENDERS may enter into additional banking and other transactions of any kind with the BORROWER and/or another GROUP COMPANY without notifying the other LENDERS, provided that such transactions do not restrict the rights of the other LENDERS under the CREDIT DOCUMENTS. In its capacity as LENDER, the AGENT is entitled to the same rights as if it were not simultaneously acting in the capacity of AGENT. The term LENDER always refers to the AGENT in its capacity as LENDER under the CREDIT DOCUMENTS.

20.5.2 Administration of the Syndicated Loan

The AGENT is responsible for account management and the technical banking processing of the CREDIT LINE. It opens and maintains the relevant syndicate accounts and ensures that business is conducted properly, but expressly without acknowledging any liability or warranty regarding the existence or collectability of the claims under the CREDIT DOCUMENTS.

Upon receipt of a call or extension notice from the BORROWER, the AGENT shall notify the LENDERS in writing of the requested call or extension in a timely manner prior to the relevant call or extension date.

20.5.3 Payments by the Borrower

To the extent that, under the CREDIT DOCUMENTS and in accordance with specific provisions, a payment is not due to an individual LENDER or exclusively to the AGENT, the AGENT shall forward payments made by the BORROWER consisting of interest, principal amounts, and other amounts payable to the LENDERS under the CREDIT DOCUMENTS to the respective LENDERS in proportion to their QUOTAS. The AGENT shall transfer the respective amounts to the respective LENDER, at the LENDER’s risk and expense, to an account that the LENDER shall designate to the AGENT in a timely manner.

If such amounts have been transferred by the AGENT to the LENDERS before the AGENT has received the amounts from the BORROWER, and the BORROWER is in default of payment, each LENDER is obligated to reimburse the AGENT, upon the AGENT’s request, for the amount received, together with any costs incurred by the AGENT (refinancing costs, overdraft interest, etc.) to the AGENT upon the AGENT’s request. A refund obligation (in the amount of the applicable FATCA WITHHOLDING) also applies to any LENDER who does not qualify as a FATCA EXEMPT PARTY and who has received a payment from the AGENT (in advance of expected payments from the BORROWER) without FATCA WITHHOLDING.

The AGENT is under no obligation to transfer funds to the LENDERS before it has been able to verify that such amounts have in fact been paid by the BORROWER to the AGENT. The LENDER's rights against the BORROWER remain unaffected.

If payments by the BORROWER are not made to the contractually provided extent, the amounts effectively received must be distributed to the individual LENDERS in accordance with the PROPORTIONS according to the sequence described in Clause 9.3 of this CREDIT AGREEMENT, whereby, however, FATCA DEDUCTIONS on payments by the BORROWER (only) concern claims of that LENDER who causes the FATCA DEDUCTION (because or by the fact that the relevant LENDER does not qualify as a FATCA EXEMPT PARTY). The same applies to the proceeds remaining after deducting costs following the realization of any SECURITIES.

The LENDERS hereby expressly waive, among themselves and in relation to the AGENT, any right of set-off or other rights of retention in connection with the LOAN DOCUMENTS. Upon the commencement of bankruptcy proceedings against a LENDER or the AGENT, this waiver shall cease to apply with respect to the LENDER or AGENT in question.

20.5.4 Sharing of payments among the LENDERS

If payments between the LENDER and the AGENT are subject to a FATCA withholding, the LENDER’s or AGENT’s corresponding payment obligation shall be understood to be subject to the FATCA withholding and, accordingly, without any compensatory payment. In all other respects, Clause 21 of this CREDIT AGREEMENT applies with respect to any settlement of payments among the LENDERS.

20.5.5 Information duty of the AGENT

The AGENT shall provide each LENDER with all material information and notices that it has received from the BORROWER in its capacity as AGENT.

Similarly, the AGENT shall forward to the BORROWER any notices or inquiries from the LENDERS to the BORROWER that are related to the CREDIT DOCUMENTS and addressed to the AGENT.

Furthermore, the AGENT shall notify the LENDERS of the occurrence of an EVENT OF DEFAULT if and as soon as, in its capacity as AGENT, it (i) has been notified thereof by the BORROWER or by a LENDER, or (ii) otherwise becomes aware of an EVENT OF DEFAULT (see also Clause 20.5.7 of this CREDIT AGREEMENT).

The AGENT is not obligated:

a) to provide the LENDERS, at any time, with information regarding the BORROWER’s business and financial circumstances that goes beyond the disclosure and reporting obligations set forth in the CREDIT DOCUMENTS; or

b) to require any additional certificates or other documents from the BORROWER, unless expressly requested to do so by a decision of the MAJORITY LENDERS.

The AGENT is not obligated to disclose any information about the BORROWER to the LENDERS if, in the AGENT’s opinion, such disclosure would violate a statutory or contractual duty of confidentiality.

20.5.6 Compliance with loan purpose

The AGENT is not obligated to verify the intended use of funds under the CREDIT AGREEMENT. The LENDERS release the AGENT from any monitoring obligation in this regard.

20.5.7 Borrower Default

Except in the event of a default by the BORROWER pursuant to Clause 17.1 of this CREDIT AGREEMENT, the AGENT is at no time obligated to inquire or verify whether an EVENT OF DEFAULT has occurred or is likely to occur in any way.

Unless the persons within the AGENT’s organization entrusted with performing the agent’s functions have received information or notice to the contrary, the AGENT may - except in the event of a BORROWER’s default in payment pursuant to Clause 17.1 of this CREDIT AGREEMENT - may assume that no DEFAULT has occurred or is imminent and that the BORROWER has not breached any obligation set forth in the CREDIT DOCUMENTS. However, if the group of persons entrusted with performing the AGENT’s functions receives such information or a communication, the AGENT shall immediately notify the LENDERS thereof. Similarly, if a LENDER’s personnel responsible for the administration of this CREDIT AGREEMENT receive such information or notification, the LENDER shall immediately inform the AGENT thereof.

20.5.8 Compensation and Indemnification of the Agent

The compensation of the AGENT for its activities shall be governed by Clause 7.2 c) of this CREDIT AGREEMENT.

The LENDERS shall indemnify the AGENT in proportion to its SHARE (and, upon the AGENT’s request, advance funds) for the costs (e.g., for judicial or extrajudicial enforcement of claims, including court and attorney’s fees, etc.), expenses, and damages incurred by the AGENT in the exercise of its rights and the performance of its obligations, to the extent that the AGENT is not indemnified by the BORROWER or third parties in accordance with the relevant provisions of the CREDIT DOCUMENTS, or to the extent that compensation from them (in the AGENT’s reasonable judgment) cannot be obtained with reasonable effort. To the extent and in accordance with the payments made to the AGENT, each LENDER shall be subrogated to the AGENT’s claims against the BORROWER.

The liability of each LENDER under the CREDIT DOCUMENTS shall not cease until the entire CREDIT FACILITY, plus interest, commissions, fees, and costs, has been repaid in full and no obligations (conditional or unconditional) under this CREDIT AGREEMENT remain between the LENDERS or in relation to the AGENT.

The LENDER's claims against the BORROWER under the CREDIT DOCUMENTS remain unaffected.

20.6. Responsibility and Liability of the Agent

Neither the AGENT nor its officers, employees, agents, or auxiliary persons acting on its behalf shall be responsible or liable to the LENDERS in connection with the agreements entered into for the CREDIT FACILITY. This applies in particular to the following circumstances, which the AGENT does not verify:

a) the validity, legal effect, and enforceability of the CREDIT DOCUMENTS;

b) the receipt and collectability of outstanding loan, interest, or commission income, or other amounts;

c) the accuracy and completeness of the BORROWER’s warranties, representations, and covenants in connection with the CREDIT DOCUMENTS;

d) the accuracy and completeness of the documents, information, and other communications provided by the BORROWER to the AGENT and/or the LENDERS in accordance with the CREDIT DOCUMENTS;

e) the value of any SECURITY pledged in accordance with the CREDIT DOCUMENTS; and/or

f) the BORROWER'S creditworthiness.

The AGENT is entitled to:

a) rely on any original or copy of a communication, document, or signature that it deems authentic and that, in its opinion, originates from the person identified therein as the author; and

b) obtain expert opinions and information from attorneys, certified public accountants, and other advisors that it deems necessary or appropriate in connection with the CREDIT DOCUMENTS, and to rely on such expert opinions and information, provided that it bears no responsibility whatsoever for the selection of such advisors or for the advice they provide.

Neither the AGENT nor its officers, employees, agents, or auxiliary persons acting on its behalf shall be responsible or liable to the LENDERS for any acts or omissions in connection with the performance of the agent’s functions under the CREDIT DOCUMENTS.

The AGENT remains liable for wilful misconduct or gross negligence.

20.7. Independent Credit Decision

Each LENDER hereby warrants to the AGENT and the other LENDERS that it has reviewed the CREDIT DOCUMENTS on its own responsibility, has made its own credit decision, and remains responsible for reviewing them.

20.8. Decision-Making and Instructions

20.8.1 Manner of Decision-Making

If a LENDER considers one or more DEFAULTS to have occurred, or if, in its view, another fundamental issue arises, it shall notify the AGENT in writing, stating the reasons. Consequently, or if the group of persons within the AGENT’s organization entrusted with the processing of the CREDIT DOCUMENTS independently determines that a DEFAULT has occurred or that another fundamental issue has arisen, the AGENT shall notify the LENDERS thereof and submit a report and a proposal regarding the next steps to all LENDERS for their decision. The request is accompanied by a request to submit comments within the time limit set by the AGENT.

Resolutions are generally adopted in writing, at a joint meeting, by circular letter, by telephone, or by other appropriate means.

20.8.2 Majority decisions

Unless otherwise agreed in a FINANCE DOCUMENT (see in particular Clause 20.8.3 and Clause 20.8.4 of this FINANCE AGREEMENT), the AGENT shall act in relation to fundamental matters in accordance with Clause 20.8.1 of this FINANCE AGREEMENT or, if the AGENT considers it appropriate to do so in the exercise of rights and powers in any other matter, based on a decision of the MAJORITY LENDERS.

Any LENDER may submit proposals for resolutions to the consortium through the AGENT.

Furthermore, subject to Clause 20.8.3 and Clause 20.8.4 of this FINANCE AGREEMENT, amendments to the CREDIT DOCUMENTS require a decision by the MAJORITY LENDERS, whereby amendments relating to the rights and obligations of the AGENT shall in any event require the consent of the AGENT.

Any instruction given to the AGENT based on a decision by the MAJORITY OF LENDERS is binding on all LENDERS. Subject to Clause 20.8.3 of this CREDIT AGREEMENT.

20.8.3 Unanimous decisions

The following decisions of the LENDERS require unanimity:

a) Increase of the CREDIT FACILITY except in accordance with Clause 2.2;

b) Extension of the FINAL MATURITY of the CREDIT FACILITY except in accordance with Clause 2.3;

c) Amendment of Clause 2.4 of this CREDIT AGREEMENT regarding the syndicate;

d) Amendment of the purpose according to Clause 3 of this CREDIT AGREEMENT;

e) Amendment of the definitions of RESTRICTED COUNTRY, RESTRICTED PERSON or SANCTIONS AUTHORITY or of Clause 13.8 of this CREDIT AGREEMENT concerning use in RESTRICTED COUNTRIES or for the benefit of RESTRICTED PERSONS;

f) Amendment of Clause 16 of this CREDIT AGREEMENT regarding financial ratios;

g) reduction of the interest margins and/or the commitment fee;

h) reduction or deferral of payments for the repayment of the CREDIT FACILITY;

i) full or partial waiver of claims of the LENDERS under the CREDIT DOCUMENTS;

j) full or partial release of any SECURITY;

k) amendment of the definition of MAJORITY LENDERS or of Clause 20.8.2 and Clause 20.8.3 of this CREDIT AGREEMENT;

l) Amendment of Clause 22 of this CREDIT AGREEMENT regarding waiver of set-off by the BORROWER;

m) Amendment of Clause 23.1 of this CREDIT AGREEMENT regarding Transfer of rights and obligations by the BORROWER; and

n) Restriction of transferability pursuant to Clause 23.2 of this CREDIT AGREEMENT.

20.8.4 Litigation

The enforcement of the LENDERS’ claims arising from the CREDIT DOCUMENTS through the courts or under debt collection law requires a unanimous resolution by the LENDERS. If such a resolution is adopted, the AGENT is authorized, but not obligated, to conduct the proceedings as the LENDERS’ representative (and thus at the LENDERS’ risk and expense). Any litigation proceeds remaining after deduction of the costs caused by the litigation shall be distributed in accordance with the QUOTAS of the LENDERS pursuant to the order described in Clause 9.3 of this CREDIT AGREEMENT.

The AGENT may refrain from pursuing claims in court or through debt collection proceedings as long as the costs and expenses (including court and attorney’s fees) that may arise in connection with such legal action have not been secured to its satisfaction by the LENDERS or third parties.

If the LENDERS fail to reach a unanimous resolution regarding the pursuit of claims through the courts or under debt collection law, or if the AGENT refuses to act in accordance with such a unanimous resolution of the LENDERS, each individual LENDER is entitled to assert the claims to which it is individually entitled under the CREDIT DOCUMENTS in its own name and for its own account, or at their own expense.

20.8.5 Instructions of the Lenders and Liability of the Agent

If a CREDIT DOCUMENT provides for a resolution by the LENDERS (see, in particular, Clause 20.8.1 of this CREDIT AGREEMENT) or if the AGENT deems such a resolution appropriate when exercising rights and powers in any other matter, the AGENT is at all times obligated or entitled to seek instructions from the LENDERS and to require that such instructions be preceded by a resolution of the LENDERS. If the AGENT acts in accordance with such instructions, the AGENT shall not be held responsible or liable for any consequences arising from actions taken in accordance with such instructions.

In the absence of instructions from the LENDERS, the AGENT is entitled, but not obligated, to act at its own discretion, without any liability to the other LENDERS. The AGENT is not obligated to follow instructions from the LENDERS that, in its opinion, could violate a law or an official order, or whose compliance could render it liable to a third party or an authority. Furthermore, the AGENT is entitled to disregard instructions as long as they have not received sufficient security to cover the associated costs and expenses.

20.9. Resignation and Replacement of the AGENT

The AGENT may resign from his or her position at any time by providing written notice to the BORROWER and the LENDERS, subject to a 30-calendar-day notice period. The LENDERS and the BORROWER will then select a successor from among the LENDERS during the notice period. If a selection is not made within this period, the AGENT is entitled to appoint a suitable successor, taking the BORROWER’s preferences into account. The AGENT's resignation shall not take effect until another LENDER has been designated as the successor and has agreed to assume this responsibility.

The LENDERS are entitled to terminate the AGENT’s mandate at any time, subject to a

30-calendar-day notice period. The respective AGENT shall recuse himself or herself from this decision by the LENDERS. The termination will not take effect until another LENDER has been designated as the successor and has agreed to assume this responsibility.

Upon the appointment of a successor, the duties, rights, and obligations of the AGENT under the CREDIT DOCUMENTS shall be transferred to such successor, provided that the former AGENT shall retain the rights and obligations under the CREDIT DOCUMENTS that arose during the period of his service as AGENT, even after his resignation or termination.

21. Sharing of payment

If a LENDER (the “BENEFICIARY LENDER”) receives a payment for a claim under the CREDIT DOCUMENTS that is higher than its SHARE (e.g., through the exercise of the right of set-off pursuant to Clause 19 of this CREDIT AGREEMENT or otherwise), and if such payment was not specifically intended for the BENEFICIARY LENDER in accordance with the provisions of the CREDIT DOCUMENTS, then it shall immediately notify the AGENT thereof and, upon the AGENT’s first request, transfer to the AGENT the corresponding amount by which the BENEFICIARY LENDER has reduced its claim (less the portion to which the BENEFICIARY LENDER is entitled in accordance with its QUOTA) (the “SETOFF AMOUNT”) to the AGENT for the purpose of using this SETOFF AMOUNT in accordance with this CREDIT AGREEMENT. Upon transfer to the AGENT, the BENEFICIARY LENDER’s original claim against the BORROWER is reinstated to the extent of the SETOFF AMOUNT. For the purpose of settling payments, the BENEFICIARY LENDER is entitled, without further instruction from the BORROWER, to (re)debit the account held with the BENEFICIARY LENDER - which reflects the existence of its claim against the BORROWER - in the amount of the relevant SETOFF AMOUNT, so that this amount may be used to reduce the claims of the other LENDERS, with the result that, once the settlement of payments among the LENDERS has been completed, the claim of the BENEFICIARY LENDER as shown in the account and the claim of each other LENDER as shown in the account shall each reflect the amount of the claim that would exist if the reduction of the relevant claim had been effected by a payment by the BORROWER to the AGENT in accordance with the contract.

If, at a later date, the BENEFICIARY LENDER receives any payments obtained through setoff or by other means:

a) in the event of bankruptcy or a composition agreement involving the transfer of the BORROWER’s assets, either repays the debt pursuant to a final and binding court judgment, or

b) outside of bankruptcy or a debt settlement agreement involving the BORROWER’s assignment of assets, must repay the BORROWER in whole or in part for other reasons and does repay the BORROWER,

Thus, upon request by the AGENT, each LENDER is obligated to reimburse the AGENT for its respective share of the SETOFF AMOUNT in favor of the BENEFICIARY LENDER. To the extent of the LENDER's reimbursement, the original claim against the BORROWER shall be deemed not to have been repaid.

22. Waiver of set-off

The BORROWER waives the right to set off, in whole or in part, any counterclaims against the claims of the LENDERS and/or the AGENT arising from the CREDIT DOCUMENTS.

23. Assignments, Changes of Parties

23.1. No assignment of rights and obligations by the Borrower

The BORROWER may not assign or transfer, in whole or in part, its rights and obligations under the CREDIT DOCUMENTS.

23.2. Assignment by the Lenders, changes in Lenders

23.2.1 Transfer of Rights and Obligations by Lenders

The LENDERS are entitled to place their interest in the CREDIT FACILITY, in whole or in part, with domestic or foreign QUALIFYING BANKS, and thereby assign or transfer their rights and obligations under this CREDIT AGREEMENT, in whole or in part, to one or more of these QUALIFYING BANKS (“ASSIGNEE(S)”), which are not RESTRICTED PERSONS. A transfer is effected by the signing and execution of a deed of transfer in accordance with Appendix 5 (“DEED OF TRANSFER”) and requires the prior consent of the BORROWER, provided that the transfer is not to (i) existing LENDERS or to (ii) ASSIGNEEs that belong to the same corporate group as an existing LENDER and are QUALIFYING BANKS.

The BORROWER’s consent may be withheld only for important objective reasons (including the risk of adverse tax consequences, as well as the creditworthiness or reputation of the potential ASSIGNEE). The BORROWER’S consent shall be deemed to have been given unless the BORROWER expressly refuses to give such consent in writing within ten BANKING DAYS of receiving a corresponding notice, which must also be announced by telephone.

Under this CREDIT AGREEMENT, each ASSIGNEE becomes a LENDER in proportion to the SHARE it has acquired and, as a LENDER, participates in the proceeds from any COLLATERAL and in the payments in accordance with this CREDIT AGREEMENT.

The provisions under this Clause 23.2.1.. shall apply mutatis mutandis to the mere assignment (cession) of a LENDER’s claims arising from this CREDIT AGREEMENT, provided that an assignee must, among other things, also be a QUALIFIED BANK; but does not become a LENDER under this CREDIT AGREEMENT, and the mere assignment of claims is not effected by means of a deed of assignment in accordance with Appendix 5 (Deed of Assignment).

The AGENT will notify the LENDERS and the BORROWER that a new LENDER is participating in this CREDIT AGREEMENT, and the AGENT will amend Appendix 1 (Lenders and Shares) to the CREDIT AGREEMENT and deliver it to the LENDERS and the BORROWER.

23.2.2 Subsequent Lender

A new LENDER may participate in the INCREASE AMOUNT in accordance with the provisions of Clause 2.2 of the CREDIT AGREEMENT by delivering a validly signed Accession Deed in accordance with Appendix 7 ("ACCESSION DEED") to the AGENT within the time limits provided for in Clause 2.2 of the CREDIT AGREEMENT.

The AGENT is required to sign a ACCESSION DEED only if all necessary compliance requirements (including “Know Your Customer” requirements) have been met to the AGENT’s satisfaction.

On the day the AGENT signs a ACCESSION DEED, the new LENDER to the BORROWER, the AGENT, and the other LENDERS shall, among themselves, acquire the same rights and assume the same obligations that they would have acquired and assumed had the CREDIT FACILITY already contained the commitment specified in the ACCESSION DEED prior to the exercise of the increase option, and the LENDER joining as part of the increase shall become a party to this CREDIT AGREEMENT as a “LENDER.”

23.2.3 Silent sub-participations and hedging transactions

Each LENDER is entitled, without notice to or consent from the BORROWER, to transfer its risks under this CREDIT AGREEMENT, in whole or in part, to third parties in Germany or abroad, but not to RESTRICTED PERSONS, by means of silent sub-participations, derivative instruments, or other hedging transactions with comparable effects, provided that the following conditions are met throughout the entire term of such sub-participation, derivative instrument, or other hedging transaction:

a) A contractual relationship is established solely between the LENDER and the third party (including in the event of the LENDER’s bankruptcy);

b) The third party has no financial claims whatsoever under the CREDIT AGREEMENT;

c) under no circumstances shall the third party be entitled to subrogation to any rights under this CREDIT AGREEMENT or to substitution for the LENDER; and

d) the third party also has no other contractual relationship or rights vis-à-vis the BORROWER.

For this purpose, each LENDER may, at any time, make the information and data related to the CREDIT DOCUMENTS available to any third parties involved in such silent sub-participations, derivative instruments, or other hedging transactions with comparable effects.

23.2.4 Free transferability in the event of an event of default

Notwithstanding the provisions in Clause 23.2.1 and Clause 23.2.2 of this CREDIT AGREEMENT, the LENDERS are entitled, in the event of the occurrence of an EVENT OF DEFAULT, as long as it is continuing, to transfer their rights and obligations under this CREDIT AGREEMENT without the consent of the BORROWER to any third parties (with the exception of direct or indirect shareholders of the BORROWER or GROUP COMPANIES and/or RESTRICTED PERSONS) domestically and abroad, or to involve such third parties in these rights and obligations (including silent sub-participations, derivative instruments, and other hedging transactions with comparable effect).

23.2.5 Transfer in the event of a FATCA Deduction

If a FATCA WITHHOLDING becomes necessary because a LENDER is not a FATCA EXEMPT PARTY, the LENDER in question is required to transfer its rights and obligations under this CREDIT AGREEMENT within 30 BANKING DAYS to a LENDER that qualifies as a FATCA EXEMPT PARTY. If the LENDER in question fails to meet this obligation by the deadline, the BORROWER has the right to repay the LENDER’S SHARE without being required to pay an early repayment penalty.

23.2.6 Replacement of a Lender

The BORROWER may require that in the following cases a LENDER (the "REPLACED LENDER") be replaced by a replacement lender (the "REPLACEMENT LENDER") in accordance with Clause 23.2.1 of this CREDIT AGREEMENT:

a) a LENDER has not consented to a request to amend a CREDIT DOCUMENT or to waive a right under a CREDIT DOCUMENT, provided that such amendment or waiver requires the consent of all LENDERS and the MAJORITY LENDERS have consented to such request;

b) the LENDER has not consented to an extension request in accordance with Clause 2.3;

c) the BORROWER has, pursuant to Clause 6.8, Clause 8.3.2, Clause 10.2 or Clause 10.3 a payment obligation or would have such an obligation if one of the exceptions agreed upon in this regard did not apply;

d) a Market Disruption Event within the meaning of Clause 6.7.1 b) or 6.7.2 c) occurs; or

e) a LENDER becomes a DEFAULTING LENDER.

In the cases specified in the preceding section, the BORROWER may, within 20 BANKING DAYS of the BORROWER’s knowledge of the occurrence of any of the aforementioned events, by notice to the AGENT and the LENDER TO BE REPLACED, demand that the entire participation (loan commitments and participation in outstanding FIXED ADVANCES) of the LENDER TO BE REPLACED in the CREDIT FACILITY be transferred to one or more REPLACING LENDERS proposed by the BORROWER who are willing to assume these obligations in accordance with Clause 23.2.1.

The transfer from the LENDER TO BE REPLACED to the REPLACING LENDER(S) shall be made at the face value of the interest in the outstanding FIXED ADVANCES, as well as the accrued interest and costs (and any other amounts owed under the CREDIT DOCUMENTS, including any prepayment penalties) .

The transfer from the LENDER TO BE REPLACED to the REPLACING LENDER(S) is subject to the following conditions:

a) The BORROWER has no right to demand that the AGENT be replaced;

b) Neither the AGENT nor a LENDER is obligated to find a REPLACEMENT LENDER;

c) The BORROWER shall deliver to the AGENT the relevant ASSIGNMENT DEED, duly executed by all parties except the AGENTS, within 20 BANKING DAYS after the BORROWER notifies the AGENT that an assignment is required;

d) The LENDER TO BE REPLACED is obligated to transfer its interest in the CREDIT FACILITY in accordance with this section only if the “Know Your Customer” have been conducted with a satisfactory result; in this regard, it is obligated to conduct such verification immediately upon receipt of a corresponding notification and to notify the AGENT and the BORROWER of the result; and

e) the transfer shall take place in accordance with the provisions of Clause 23.2.1 and 23.2.2.

24. Partial Invalidity and Illegality

24.1. Invalidity of Contractual Provisions

If any provision of this CREDIT AGREEMENT is or becomes invalid, this shall in no way affect the validity of the remaining provisions of this CREDIT AGREEMENT. However, the PARTIES to this CREDIT AGREEMENT undertake to replace the invalid provisions with valid ones which come as close as possible to the invalid ones in terms of sense, purpose and economic result, provided that the LENDERS do not in good faith make use of their rights in accordance with Clause 18 in conjunction with Clause 17.8 of this CREDIT AGREEMENT.

24.2. Illegality of credit extension

If compliance with any obligations under this CREDIT AGREEMENT becomes unlawful for a LENDER due to changes in the applicable law or due to specific provisions or their interpretation by a court or regulatory authority, such LENDER shall immediately notify the BORROWER of this through the AGENT. The AGENT shall then endeavor to transfer the LENDER’s SHARE of the CREDIT FACILITY to another QUALIFYING BANK - which also qualifies as a FATCA EXEMPT PARTY, whether domestic or foreign - that is not affected by the aforementioned changes, provisions, or applications. These efforts do not give rise to any legal obligation on the part of the AGENT.

If, within ten BANKING DAYS after delivering the aforementioned notice to the BORROWER, the AGENT notifies the BORROWER in writing that such a transfer has not taken place, the obligations of the relevant LENDER under this CREDIT AGREEMENT shall cease. Thereafter, upon the AGENT’s request, the BORROWER shall repay the relevant LENDER’s share of the outstanding FIXED ADVANCES ahead of schedule, and, if applicable, the relevant LENDER’s SHARE of the CREDIT FACILITY, to the extent it has not been drawn down, be canceled, in which case the minimum amounts specified in Clause 8.4 and Clause 8.5 of this CREDIT AGREEMENT need not be observed. The obligations of the LENDER concerned under this CREDIT AGREEMENT shall then be deemed terminated with immediate effect.

25. Partial or non-exercise of rights

The LENDERS and the AGENT reserve the right not to exercise, or to exercise only in part, any rights to which they are entitled under the CREDIT DOCUMENTS or on any other legal basis. This does not constitute a waiver of any rights that have not been exercised, and in no way prejudices the future assertion of such rights.

26. Release from bank customer confidentiality and other confidentiality obligations

In connection with the CREDIT DOCUMENTS and all related agreements and claims, the BORROWER releases the AGENT and each LENDER from banking secrecy obligations as well as from other domestic and foreign confidentiality obligations

a) between them;

b) with respect to potential LENDERS, ACQUIRERS, assignees, silent partners, and parties to hedging transactions;

c) to affiliates of the LENDERS and the AGENT;

d) with respect to consultants (in particular attorneys, tax advisors, or certified public accountants) who are or have been retained by the BORROWER, the AGENT, or a LENDER; and

e) to rating agencies of LENDERS.

With the exception of the disclosure of the BORROWER’s identity, information may be disclosed to persons referred to in paragraphs b), d) and e) who are not bound by professional secrecy only after the execution of a confidentiality agreement in accordance with standard market practice.

27. Notices

All communications under the CREDIT AGREEMENT must be made in writing, either by mail or by email. They are considered to have been effectively received once the recipient has received them.

All notices to the BORROWER must be addressed as follows:

Debrunner Koenig AG

Attn: Group Finance Department

Hinterlauben 8

9004 St. Gallen

[redacted]

All notices to the LENDERS must be addressed to the AGENT as follows:

Zürcher Kantonalbank

Loan Syndications

Bahnhofstrasse 9

8001 Zurich

Letters: P.O. Box

8010 Zurich

E-Mail: syndications@zkb.ch

Any change to the contact information provided above must be communicated to the other party in writing. Until such notice is provided, notices under this agreement shall be validly sent to the contact information listed above.

The PARTIES to this CREDIT AGREEMENT agree that the AGENT, the LENDERS, authorized third parties, and the BORROWER may communicate via email.

The PARTIES to this CREDIT AGREEMENT may assume that all orders and instructions from a PARTY or from a third party designated by that PARTY, received via email from an email address authorized for this purpose, are issued by a duly authorized person. In particular, the recipient of an unsecured email is under no obligation to verify whether the email has been received by the recipient in its original form and in a timely manner after it was sent, or whether the contact information provided in the email is genuine - that is, whether the email was actually sent by the sender’s employees. A transmission via email is considered to have been made only if the recipient has received it in a legible form.

The PARTIES to this CREDIT AGREEMENT are aware of the risks associated with the use of unsecured email and, to the extent permitted by law, disclaim any liability for damages resulting from the materialization of any risks associated with the use of unsecured email and from interruptions or overloads of computer systems.

28. Contract Amendments

Any amendments or additions to this CREDIT AGREEMENT must be made in writing.

29. Governing Law and Jurisdiction

29.1. Governing Law

This CREDIT AGREEMENT, its effects, interpretation, amendments, and performance are governed by Swiss substantive law.

29.2. Place of Performance

The place of performance is Zurich 1.

29.3. Place of jurisdiction

The exclusive venue for all disputes arising out of or in connection with this CREDIT AGREEMENT (including those concerning its formation, validity, or enforceability) is Zurich 1. However, the AGENT and the LENDERS also have the right to bring a lawsuit against the BORROWER in the competent court of the BORROWER’s place of business.

[Remainder of the page blank; signatures on the following pages]

BORROWER:

Debrunner Koenig AG /s/ Marco Canonica	/s/ Robin Lutolf
Name: Marco Canonica	Name: Robin Lutolf
AGENT and LENDER: Zürcher Kantonalbank /s/ Roger Lemp	/s/ Per Schmid
Name: Roger Lemp	Name: Per Schmid
LENDER:
Basler Kantonalbank /s/ Ejup Imeri	/s/ Holger Reichert
Name: Ejup Imeri	Name: Holger Reichert
UBS Switzerland AG /s/ Reto Bragger	/s/ Marco Buchler
Name: Reto Breagger	Name: Marco Buchler

BORROWER:

Debrunner Koenig AG /s/ Marco Canonica	/s/ Robin Lutolf
Name: Marco Canonica	Name: Robin Lutolf

Appendix 1: Lenders and Quotas

LENDER	QUOTA in TCHF	QUOTA in % (rounded)
Zürcher Kantonalbank	75,000	37.5
Basler Kantonalbank	50,000	25
UBS Switzerland AG	50,000	25
Aargauische Kantonalbank	25,000	12.5

Appendix 2a: Notification of Withdrawal

Zürcher Kantonalbank

Loan Syndications

Bahnhofstrasse 9, 8001 Zurich

Letters: P.O. Box, 8010 Zurich

E-Mail: syndications@zkb.ch

Location, Date

Notification of Withdrawal

To whom it may concern

We refer to the CREDIT AGREEMENT dated January 7, 2025, which was entered into between us, as the BORROWER, and Zürcher Kantonalbank and other syndicate banks, as the LENDERS.

The definitions used in the CREDIT AGREEMENT also apply to this call notice.

We hereby submit this drawdown notice to you and irrevocably request the disbursement of a FIXED ADVANCE in accordance with the CREDIT AGREEMENT as follows:

BORROWER	Debrunner Koenig AG
Disbursement Date	[DATE]
Currency	[CHF/EUR]
Amount	[AMOUNT] million
Term until	[DATE]
Disbursement to account	ZKB, Account no. [NUMBER]

Confirmations

We hereby confirm that:

a) the RECURRING WARRANTIES are accurate or have been fulfilled; and

b) there is no threat of DEFAULT, nor has a DEFAULT occurred and is continuing, and that the call for payment does not trigger a DEFAULT.

BORROWER

Debrunner Koenig AG

Name: Name:

Appendix 2b: Extension Notice

Zürcher Kantonalbank

Loan Syndications

Bahnhofstrasse 9, 8001 Zurich

Letters: P.O. Box, 8010 Zurich

E-Mail: syndications@zkb.ch

[LOCATION, DATE]

Extension Notice

To whom it may concern

We refer to the CREDIT AGREEMENT dated January 7, 2025, which was entered into between us, as the BORROWER, and Zürcher Kantonalbank and other syndicate banks, as the LENDERS.

The definitions used in the CREDIT AGREEMENT also apply to this extension notice.

We hereby submit this extension notice to you and irrevocably request the extension of a FIXED ADVANCE pursuant to the CREDIT AGREEMENT as follows:

BORROWER	Debrunner Koenig AG
Currency	[CHF/EUR]
Amount	[AMOUNT] million
To be extended as of value date	[DATE]
New term until	[DATE]

Confirmations

We hereby confirm that:

a) the RECURRING WARRANTIES are accurate or have been fulfilled; and

b) no EVENT OF DEFAULT has occurred which is continuing.

BORROWER

Debrunner Koenig AG

Name: Name:

Appendix 3: Conditions for initial utilization of the credit facility

Terms and Conditions for Initial Use Under the CREDIT AGREEMENT	No.
Valid execution of the CREDIT DOCUMENTS by all relevant PARTIES	1
Submission of a current, certified extract from the commercial register for the BORROWER	2
Submission of the BORROWER’S current, certified articles of incorporation as well as, if available, the BORROWER’S organizational regulations	3
Existence of a resolution of the BORROWER’s board of directors regarding the execution and completion of the CREDIT DOCUMENTS	4
All costs, commissions, and compensation owed have been verifiably paid, to the extent they are due	5
Existence of a standard legal opinion (“Enforceability Opinion”) regarding the legal validity and enforceability of the CREDIT AGREEMENT	6
No MATERIAL ADVERSE EFFECT has occurred	7
All of the LENDERS’ internal compliance requirements (including “Know Your Customer” requirements) have been met to their satisfaction; by signing the CREDIT AGREEMENT, the LENDERS confirm that their compliance requirements have been met.	8
Written confirmations from Basler Kantonalbank, UBS Switzerland AG, and Zürcher Kantonalbank regarding the first use under the CREDIT AGREEMENT concerning the cancellation and repayment of the bilateral, committed credit agreements in place with these banks for loans totaling up to CHF 160,000,000	9
Existence of irrevocable payment orders from the BORROWER regarding the repayment of all outstanding balances with Basler Kantonalbank, UBS Switzerland AG, and Zürcher Kantonalbank under the bilateral, committed CREDIT AGREEMENTS in place with these banks	10
Receipt of a validly signed utilization request	11

Appendix 4: Compliance Certificate

Zürcher Kantonalbank

Loan Syndications

Bahnhofstrasse 9, 8001 Zurich

Letters: P.O. Box, 8010 Zurich

E-Mail: syndications@zkb.ch

Location, Date

Compliance Certificate

To whom it may concern

We refer to the CREDIT AGREEMENT dated January 7, 2025, which was entered into between us, as the BORROWER, and Zürcher Kantonalbank and other syndicate banks, as the LENDERS.

The definitions used in the CREDIT AGREEMENT also apply to this Compliance Certificate.

1. With reference to Clause 16 of the CREDIT AGREEMENT, we hereby confirm that all financial covenants as of [June 30 / December 31] have been met as follows:

(i) EQUITY RATIO

Equity .................…............

+ SUBORDINATED SHAREHOLDER LOANS .................…............

./. Goodwill .................…............

./. OCI share from IAS19 .................…............

./. Shareholder loans granted .................…............

./. other loans to related parties

outside the scope of consolidation. .................…............

EQUITY: .................…............

Total assets

./. Goodwill .................…............

./. OCI share from IAS19 .................…............

./. Shareholder loans granted .................…............

./. other loans to related parties

outside the scope of consolidation. .................…............

TOTAL ASSETS .................…............

.................…............

EQUITY CAPITAL /

divided by

.............…................

TOTAL ASSETS

EQUITY RATIO [ ] %

(i) GEARING

NET DEBT .................…............

of which lease liabilities under IFRS 16 .................…............

EQUITY .................…............

NET DEBT .................…............

divided by /

EQUITY .................…............

GEARING

[ ]x

2. We hereby confirm that the above financial ratios were calculated in accordance with Clause 16 of the CREDIT AGREEMENT.

3. [With reference to Section 6.2 of the CREDIT AGREEMENT, we hereby inform you that the NET DEBT RATIO as of [insert relevant date] is calculated as follows:

NET DEBT ………………………

divided by /

EBITDA

………………………

NET DEBT RATIO

[ ]x ]*

4. We hereby confirm that the RECURRING WARRANTIES are accurate or have been fulfilled, and that no DEFAULT has occurred, is ongoing, or is likely to occur.

BORROWER

Debrunner Koenig AG

Name: Name:

* Only for annual reporting in accordance with Clause 14.1 of the CREDIT AGREEMENT

Appendix 5: Transfer Certificate

[Letterhead of Transferring Lender]

Zürcher Kantonalbank

Loan Syndications

Bahnhofstrasse 9, 8001 Zurich

Letters: P.O. Box, 8010 Zurich

E-Mail: syndications@zkb.ch

[Location, Date]

Transfer Certificate

To whom it may concern

We refer to the CREDIT AGREEMENT dated January 7, 2025, which was entered into between Debrunner Koenig AG as the BORROWER and Zürcher Kantonalbank, as well as other syndicate banks, as the LENDERS.

The definitions used in the CREDIT AGREEMENT also apply to this DEED OF TRANSFER.

1. [Name of the Transferring LENDER] (hereinafter the “TRANSFERRING LENDER”) hereby notifies the AGENT that it is transferring its rights and obligations under the CREDIT AGREEMENT, as specified below, in accordance with Clause 23.2.1 of the CREDIT AGREEMENT, to [Name of the Assignee Lender] (hereinafter referred to as the “ASSIGNEE”).

2. The ASSIGNEE owes the AGENT a transfer fee of CHF 3,000 for the transfer.

3. The ASSIGNEE confirms that it has received a copy of the CREDIT AGREEMENT and the other CREDIT DOCUMENTS, along with the additional information requested from it. The ASSIGNEE further declares that, in assessing the legality, validity, effectiveness, appropriateness, accuracy, and completeness of such information, it does not rely on information provided by the TRANSFERRING LENDER or the AGENT, but rather that it has independently assessed the BORROWER’s financial and economic situation, its creditworthiness, condition, and prospects.

4. THE ASSIGNEE confirms that it is a QUALIFYING BANK and qualifies as a FATCA EXEMPT PARTY.

5. The ASSIGNEE hereby undertakes to all parties to the CREDIT AGREEMENT that it will fulfill all obligations incumbent upon it under and in connection with the CREDIT AGREEMENT. In particular, he undertakes, in accordance with the CREDIT AGREEMENT, to maintain strict confidentiality regarding any information provided to him or made available to him pursuant to and in connection with the CREDIT AGREEMENT and this transfer.

6. Neither the ASSIGNING LENDER, any other LENDERS, nor the AGENT warrant or guarantee the legality, validity, effectiveness, appropriateness, or enforceability of the CREDIT AGREEMENT and the other CREDIT DOCUMENTS, and they disclaim any liability in this regard. Likewise, they disclaim any responsibility and liability regarding the financial condition of the BORROWER as well as regarding the performance of the obligations of the BORROWER under the CREDIT AGREEMENT.

7. The transfer takes effect as soon as all of the following conditions are met:

 Legally valid signature of this DEED OF ASSIGNMENT by the ASSIGNING CREDITOR, the ASSIGNEE, and the AGENT;

 Payment of the transfer fee in accordance with Clause 2 of this DEED OF ASSIGNMENT;

 Conducting “know your customer” checks with respect to the ASSIGNEE to the AGENT's satisfaction;

 [To the extent that the BORROWER’s consent is required under the CREDIT AGREEMENT, the BORROWER must countersign this DEED OF ASSIGNMENT;]

 Qualification of the TRANSFEREE as a FATCA EXEMPT PARTY and, to the extent required under the CREDIT AGREEMENT, as a QUALIFYING BANK.

8. This DEED OF TRANSFER is governed by Swiss substantive law. The exclusive venue for all disputes arising out of or in connection with this DEED OF TRANSFER shall be Zurich 1.

9. Transfer details:

existing share and QUOTA of the TRANSFERRING LENDER in the CREDIT FACILITY	CHF [●] or [●] %
share and QUOTA which the TRANSFERRING LENDER transfers to the TRANSFEREE in the CREDIT FACILITY	CHF [●] or [●] %
share and QUOTA of the TRANSFERRING LENDER in the CREDIT FACILITY after transfer	CHF [●] or [●] %
share and QUOTA of the TRANSFEREE in the CREDIT FACILITY after transfer	CHF [●] or [●] %

10. Details regarding the ASSIGNEE:

 Paying agent:

 Contact person:

 Contact address:

 Account for payments:

 Phone:

 Email:

TRANSFERRING LENDER Place / Date

ASSIGNEE Place / Date

AGENT Place / Date

approved:*

BORROWER

Debrunner Koenig AG Location / Date

*Approval only if required in accordance with Clause 23.2.1 of the CREDIT AGREEMENT.

Appendix 6: Calculation of Compounded SARON

The COMPOUNDED SARON is calculated for an INTEREST PERIOD as the daily-compounded SARON for the corresponding OBSERVATION PERIOD, using a “shift” lookback of five RFR TRADING DAYS. It is calculated using the following formula:

SARON

COMPOUNDED SARON =

where:

db Number of RFR BUSINESS DAYS of the corresponding INTEREST PERIOD from the start date (inclusive) to the end date (exclusive). E.g. db is one (1) for an INTEREST PERIOD from Monday to Tuesday dc Number of calendar days of the corresponding OBSERVATION PERIOD from the start date (inclusive) to the end date (exclusive). E.g. dc is one (1) for an OBSERVATION PERIOD from Monday to Tuesday

i Index from one to db, which denotes the RFR BUSINESS DAYS in the INTEREST PERIOD; i.e., i=1 denotes the first RFR BUSINESS DAY in the INTEREST PERIOD

SARONi SARON on RFR BUSINESS DAY i, and SARONi-5 denotes the SARON on the day five (5) RFR BUSINESS DAYS before RFR BUSINESS DAY i ni Number of calendar days for which SARONi applies

COMPOUNDED SARON is calculated as a percentage p.a. to 4 decimal places and rounded commercially.

Appendix 7: Accession Letter

[Letterhead of new, acceding LENDER]

Zürcher Kantonalbank

Loan Syndications

Bahnhofstrasse 9, 8001 Zurich

Letters: P.O. Box, 8010 Zurich

E-Mail: syndications@zkb.ch

[Location, Date]

Accession Letter

To whom it may concern

We refer to the CREDIT AGREEMENT dated January 7, 2025, which was entered into between Debrunner Koenig AG as the BORROWER and Zürcher Kantonalbank, as well as other syndicate banks, as the LENDERS.

The definitions used in the CREDIT AGREEMENT also apply to this ACCESSION LETTER.

1. We hereby confirm that, in connection with the increase in the original CREDIT FACILITY pursuant to Section 2.2 of the CREDIT AGREEMENT, we, as the new LENDER, are acceding to the CREDIT AGREEMENT effective upon the AGENT’s countersignature of this ACCESSION DEED.

2. Our share of the INCREASE AMOUNT is CHF [AMOUNT].

3. Our contact details are as follows:

 Paying agent:

 Contact person:

 Contact address:

 Account for payments:

 Phone:

 Email:

4. We confirm that we have received a copy of the CREDIT AGREEMENT along with the additional information we requested. We further state that, in assessing the legality, validity, effectiveness, appropriateness, accuracy, and completeness of such information, we do not rely on information provided by a LENDER or the AGENT, but rather that we have independently assessed the BORROWER’s financial and economic situation, creditworthiness, condition, and prospects.

5. We confirm that we are a QUALIFYING BANK and qualify as a FATCA EXEMPT PARTY.

6. We hereby undertake to all parties to the CREDIT AGREEMENT that we will fulfill all obligations incumbent upon us under and in connection with the CREDIT AGREEMENT and the other CREDIT DOCUMENTS. In particular, we undertake, in accordance with the CREDIT AGREEMENT, to maintain strict confidentiality regarding any information provided to us or made available to us pursuant to and in connection with the CREDIT AGREEMENT and this ACCESSION AGREEMENT.

7. We acknowledge and agree that neither any other LENDER nor the AGENT warrants or guarantees the legality, validity, enforceability, the appropriateness, or the enforceability of the CREDIT AGREEMENT and the other CREDIT DOCUMENTS, and that they disclaim any liability in connection with the CREDIT DOCUMENTS, as well as any responsibility or liability regarding the BORROWER’s financial condition and regarding the BORROWER’s performance of its obligations under the CREDIT AGREEMENT.

8. Membership becomes effective as soon as all of the following conditions are met:

 Conducting “know your customer” checks with respect to new LENDERS to the AGENT's satisfaction;

 Legally valid countersignature of this CERTIFICATE OF ACCESSION by the AGENT.

9. This CERTIFICATE OF MEMBERSHIP is governed by Swiss substantive law. The exclusive venue for all disputes arising out of or in connection with this MEMBERSHIP AGREEMENT is Zurich 1.

new LENDER Place / Date

AGENT Place / Date

Appendix 8: Group Structure

Appendix 9: Material Group Companies